                                                                    Exhibit 99.2



=============================================================================

                                 LOAN AGREEMENT

                                  BY AND AMONG


                           PHILIP SERVICES CORPORATION

                                       AND
              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                AS THE BORROWERS,

                                       AND

                     THE LENDERS THAT ARE SIGNATORIES HERETO
                                 AS THE LENDERS,
                                       AND
                          FOOTHILL CAPITAL CORPORATION
                    as the Arranger and Administrative Agent,



                           Dated as of March 31, 2000


=============================================================================


TABLE OF CONTENTS

1.    DEFINITIONS AND CONSTRUCTION .......................................   1
      1.1      Definitions ...............................................   1
      1.2      Accounting Terms ..........................................  33
      1.3      Code ......................................................  34
      1.4      Construction ..............................................  34
      1.5      Schedules and Exhibits ....................................  34

2.    LOAN AND TERMS OF PAYMENT ..........................................  34
      2.1      Tranche A Advances ........................................  34
      2.2      Letters of Credit .........................................  35
      2.3      Tranche B Advances ........................................  39
      2.4      Borrowing Procedures and Settlements ......................  40
      2.5      Payments ..................................................  47
      2.6      Overadvances ..............................................  52
      2.7      Interest and Letter of Credit Fees: Rates, Payments, and
               Calculations...............................................  52
      2.8      Cash Management ...........................................  54
      2.9      Crediting Payments ........................................  55
      2.10     Designated Account ........................................  56
      2.11     Maintenance of Loan Account; Statements of Obligations.....  56
      2.12     Fees ......................................................  57
      2.13     LIBOR Option ..............................................  58
      2.14     Capital Requirements ......................................  61
      2.15     Joint and Several Liability of the Borrowers ..............  62
      2.16     Registered Notes ..........................................  64
      2.17     Securitization ............................................  65

3.    CONDITIONS; TERM OF AGREEMENT.......................................  65
      3.1      Conditions Precedent to the Initial Extension of Credit....  65
      3.2      [Intentionally Omitted] ...................................  70
      3.3      Conditions Precedent to all Extensions of Credit...........  70
      3.4      Term ......................................................  70
      3.5      Effect of Termination .....................................  71
      3.6      Early Termination by Borrowers ............................  71

4.    SECURITY INTERESTS..................................................  72
      4.1      Delivery of Additional Documentation Required .............  72
      4.2      Power of Attorney .........................................  72
      4.3      Right to Inspect ..........................................  73
      4.4      Control Agreements ........................................  73

                                       -i-


      4.5      Collateral Agent to Hold Quebec Irrevocable Power of
               Attorney...................................................  73

5.    REPRESENTATIONS AND WARRANTIES......................................  74
      5.1      No Encumbrances ...........................................  74
      5.2      Eligible Accounts .........................................  74
      5.3      Rights Agreement ..........................................  75
      5.4      Equipment .................................................  75
      5.5      Location of Inventory and Equipment .......................  76
      5.6      Inventory Records .........................................  76
      5.7      Location of Chief Executive Office; FEIN ..................  76
      5.8      Due Organization and Qualification; Subsidiaries...........  76
      5.9      Due Authorization; No Conflict ............................  77
      5.10     Litigation ................................................  78
      5.11     No Material Adverse Change ................................  78
      5.12     Fraudulent Transfer .......................................  78
      5.13     Employee Benefits .........................................  78
      5.14     Environmental Condition ...................................  79
      5.15     Brokerage Fees - Obligors .................................  79
      5.16     Intellectual Property .....................................  80
      5.17     Leases ....................................................  80
      5.18     DDAs ......................................................  80
      5.19     Owned Real Property and Material Leases ...................  80
      5.20     Complete Disclosure .......................................  80
      5.21     Indebtedness ..............................................  80
      5.22     Project Accounts ..........................................  81
      5.23     Directors' Compensation ...................................  81

6.    AFFIRMATIVE COVENANTS...............................................  81
      6.1      Accounting System .........................................  81
      6.2      Collateral Reporting ......................................  81
      6.3      Financial Statements, Reports, Certificates ...............  83
      6.4      Tax Returns ...............................................  85
      6.5      [intentionally omitted] ...................................  85
      6.6      Certificates of Title ....................................   85
      6.7      Maintenance of Equipment ..................................  85
      6.8      Taxes .....................................................  85
      6.9      Insurance .................................................  86
      6.10     [Intentionally Omitted] ...................................  87
      6.11     Location of Inventory and Equipment .......................  87
      6.12     Compliance with Laws ......................................  88
      6.13     Employee Benefits .........................................  88

                                      -ii-


      6.14     Leases ....................................................  89
      6.15     Brokerage Commissions .....................................  89
      6.16     Projections ...............................................  89
      6.17     Corporate Existence, etc ..................................  89
      6.18     Disclosure Updates ........................................  89
      6.19     Publication of Notice of the Effective Date of the Plan
               of Reorganization..........................................  90
      6.20     Project Accounts ..........................................  90
      6.21     Existing Letters of Credit ................................  90
      6.22     Omitted Good Standing Certificates ........................  90

7.    NEGATIVE COVENANTS..................................................  90
      7.1      Indebtedness ..............................................  91
      7.2      Liens .....................................................  92
      7.3      Restrictions on Fundamental Changes .......................  92
      7.4      Disposal of Assets ........................................  93
      7.5      Change Name ...............................................  93
      7.6      Guarantee .................................................  93
      7.7      Nature of Business ........................................  94
      7.8      Prepayments and Amendments ................................  94
      7.9      [Intentionally Omitted] ...................................  95
      7.10     Consignments ..............................................  95
      7.11     Distributions .............................................  95
      7.12     Accounting Methods ........................................  95
      7.13     Investments ...............................................  95
      7.14     Transactions with Affiliates ..............................  95
      7.15     Suspension ................................................  96
      7.16     Directors' Compensation ...................................  96
      7.17     Use of Proceeds ...........................................  96
      7.18     Change in Location of Chief Executive Office;
               Inventory and Equipment with Bailees.......................  96
      7.19     Financial Covenants. Fail to maintain:.....................  97
      7.20     Capital Expenditures ......................................  98
      7.21     Securities Accounts .......................................  98
      7.22     ERISA Concerns ............................................  98

8.    EVENTS OF DEFAULT...................................................  99

9.    THE LENDER GROUP'S RIGHTS AND REMEDIES.............................. 102
      9.1      Rights and Remedies ....................................... 102
      9.2      Remedies Cumulative ....................................... 103


10.   TAXES AND EXPENSES.................................................. 103

11.   WAIVERS; INDEMNIFICATION............................................ 103
      11.1       Demand; Protest; etc .................................... 103
      11.2       The Lender Group's Liability for Collateral ............. 103
      11.3       Indemnification ......................................... 104

12.   NOTICES............................................................. 104

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.......................... 105

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.......................... 106
      14.1     Assignments and Participations ............................ 106
      14.2     Successors ................................................ 110

15.   AMENDMENTS; WAIVERS................................................. 110
      15.1     Amendments and Waivers .................................... 110
      15.2     No Waivers; Cumulative Remedies ........................... 112

16.   AGENT; THE LENDER GROUP............................................. 112
      16.1     Appointment and Authorization of Agent .................... 112
      16.2     Delegation of Duties ...................................... 113
      16.3     Liability of Agent ........................................ 113
      16.4     Reliance by Agent ......................................... 114
      16.5     Notice of Default or Event of Default ..................... 114
      16.6     Credit Decision ........................................... 115
      16.7     Costs and Expenses; Indemnification ....................... 115
      16.8     Agent in Individual Capacity .............................. 116
      16.9     Successor Agent ........................................... 116
      16.10    Lender in Individual Capacity ............................. 117
      16.11    Withholding Taxes ......................................... 117
      16.12    Collateral Matters ........................................ 119
      16.13    Restrictions on Actions by Lenders; Sharing of Payments.... 120
      16.14    Agency for Perfection ..................................... 121
      16.15    Payments by Agent to the Lenders .......................... 121
      16.16    Concerning the Collateral and Related Loan Documents....... 121
      16.17    Field Audits and Examination Reports; Confidentiality;
               Disclaimers by Lenders; Other Reports and Information...... 122
      16.18    Several Obligations; No Liability ......................... 123



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



17.   GENERAL PROVISIONS.................................................. 123

      17.1        Effectiveness .......................................... 123
      17.2        Section Headings ....................................... 124
      17.3        Interpretation ......................................... 124
      17.4        Severability of Provisions ............................. 124
      17.5        Amendments in Writing .................................. 124
      17.6        Counterparts; Telefacsimile Execution .................. 124
      17.7        Revival and Reinstatement of Obligations ............... 124
      17.8        Integration ............................................ 125
      17.9        Parent as Agent for Borrowers .......................... 125
      17.10       Brokerage Fees - Lender Group .......................... 126


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



                             Exhibits and Schedules

Exhibit A-1                 Form of Assignment and Acceptance
Exhibit B-1                 Form of Bonding Lien Intercreditor Agreement
Exhibit B-2                 Form of Borrowing Base Certificate
Exhibit C-1                 Canadian Confirmation Order
Exhibit C-2                 Canadian Vesting Order
Exhibit C-3                 Form of Compliance Certificate
Exhibit C-4                 Confirmation Order
Exhibit L-1                 Form of LIBOR Notice
Exhibit RA-1                Rights Agreement

Schedule C-1                Commitments
Schedule E-1                Existing Letters of Credit
Schedule P-1                Permitted Dispositions
Schedule P-2                Permitted Investments
Schedule P-3                Permitted Liens
Schedule P-4                Pre-Closing Merger Subsidiaries
Schedule P-5                Pre-Closing Restructuring Transactions
Schedule RPC-1              Real Property Collateral
Schedule 2.8(a)             Lockbox Account Banks
Schedule 2.8(b)             Collection Account Banks
Schedule 5.7                Chief Executive Office; FEIN
Schedule 5.8                Capitalization
Schedule 5.10               Litigation
Schedule 5.11               Pro Forma Closing Date Balance Sheet
Schedule 5.13               ERISA
Schedule 5.14(a)            Violations of Environmental Laws
Schedule 5.14(b)            Designations of Disposal Sites
Schedule 5.14(c)            Notices of Environmental Liens
Schedule 5.14(d)            Environmental Citations
Schedule 5.16               Intellectual Property
Schedule 5.18               Demand Deposit Accounts
Schedule 5.19               Owned Real Property and Material Leases
Schedule 5.22               Project Accounts
Schedule 5.23               Directors' Compensation
Schedule 6.11               Locations of Inventory and Equipment
Schedule 7.1(a)             Permitted Indebtedness
Schedule 7.1(b)             Permitted Purchase Money Indebtedness
Schedule 7.6                Guaranties
Schedule 7.14               Affiliate Transactions




                                      -VI-

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement"), is entered into as of March 31, 2000, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors, if any, "Agent"), and, on the other hand, PHILIP SERVICES CORPORATION, a Delaware corporation ("Parent") and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower" and individually and collectively, jointly and severally, as the "Borrowers").

     The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1 DEFINITIONS.

     As used in this Agreement, the following terms shall have the following definitions:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, a General Intangible, an item of Investment Property, or Negotiable Collateral.

     "Accounts" means all of the Obligors' "accounts" (as that term is defined in the Code), and any and all credit insurance, guaranties, or security therefor.

     "Acquisition" means any purchase or other acquisition by a Borrower of the assets of any other Person, other than the purchase of Inventory or Equipment in the ordinary course of business.

     "Administrative Borrower" has the meaning set forth in Section 17.9.

     "Advance" means a Tranche A Advance or a Tranche B Advance, as the context requires.

     "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or ten percent (10%) or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director or officer of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

     "Agent" means Foothill in its capacity as arranger and administrative agent for the Lenders hereunder, and any successor thereto.

     "Agent's Account" shall mean an account at a bank designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents. Initially, until Agent notifies Borrower and the Lender Group to the contrary, the Agent's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with The Chase Manhattan Bank, N.A., 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021-000-021.

     "Agent Advances" has the meaning set forth in Section 2.4(e)(i).

     "Agent-Related Persons" means Agent together with its Affiliates, officers, directors, employees, and agents.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Applicable Base Rate Margin" means the following:


     Type of Advance                              Applicable Base
                                                     Rate Margin
     ---------------                              ----------------
     Tranche A Advance                           1.0 percentage point

     Tranche B Advance                           3.0 percentage points

     "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement and up to but not including the date that is the first anniversary of the Closing Date, 0.75% times the sum of (i) the Dollar amount of Tranche A Advances outstanding on the last day of the month immediately preceding the date of determination, and (ii) the Dollar amount undrawn under Letters of Credit outstanding on the last day of the month immediately preceding the date of determination, (b) during the period of time from and after the date that is the first anniversary of the Closing Date up to but not including the date that is eighteen months after the Closing Date, 0.375% times the sum of (i) the Dollar amount of Tranche A Advances outstanding on the last day of the month immediately preceding the date of determination, and (ii) the Dollar amount undrawn under Letters of Credit outstanding on the last day of the month immediately preceding the date of determination, and (c) thereafter, zero.

     "Assignee" has the meaning set forth in Section 14.1(c).

     "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1 attached hereto.

     "Authorized Person" means any officer or other employee of Administrative Borrower.

     "Bankruptcy Cases" means Parent's Chapter 11 Case No. 99-02385(MFW), and each of the other jointly administered Chapter 11 cases of the other Borrowers, each of which was filed in the Bankruptcy Court on June 25, 1999.

     "Bankruptcy Code" means the United States Bankruptcy Code, as amended, and any successor statute.

     "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

     "Base LIBOR Rate" means the average per annum rate, determined by Agent (rounded upwards, if necessary, to the next 1/100%) at which Dollar deposits are offered to Wells Fargo in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Advance requested by Administrative Borrowers in accordance with this Agreement.

     "Base Rate" means, as of any date of determination, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

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



     "Base Rate Advance" means each portion of an Advance bearing interest at a rate determined by reference to the Base Rate.

     "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) that is subject to Title IV of ERISA and for which any Borrower or ERISA Affiliate of such Borrower is an "employer" (as defined in Section 3(5) of ERISA).

     "Board of Directors" means the Board of Directors of any Person or any committee thereof duly authorized to act on behalf of the Board of Directors.

     "Bonding Lien Intercreditor Agreement" means that certain Intercreditor Agreement by and among Collateral Agent and the agent for bonding creditors of the Obligors, substantially in the form of Exhibit B-1 attached hereto or otherwise in form and substance reasonably satisfactory to Agent.

     "Books" means all of each Obligor's books and records (including all of its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its information relating to its business operations or financial condition, and all of its computer programs, disks, files, printouts, runs, or other computer prepared information).

     "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

     "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders, or Agent on behalf thereof, or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance, in each case, to Administrative Borrower.

     "Borrowing Base" means, as of any date of determination, the result of:

          (v) the lesser of

               (1) the result of

                    (A) 80% of Eligible Domestic Accounts, plus

                    (B) the lesser of (I) 80% of Eligible Canadian Accounts
               and (II) $35,000,000, plus

                    (C) the lesser of (I) 50% of Eligible Unbilled Accounts,
               and (II) $30,000,000, minus

                    (D) the amount, if any, of the Dilution Reserve,

               and

               (2) an amount equal to the Obligors' Collections with respect to Accounts for the immediately preceding 60 day period, minus

          (w) the aggregate amount of reserves, if any, established by Agent pursuant to Section 2.1(b) or Section 10,

          minus

          (x) the aggregate amount of unapplied deposits received with respect to Eligible Accounts from Account Debtors.

     "Borrowing Base Certificate" means a certificate in the form of Exhibit
B-2.

     "Business Day" means any day that is not a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Advance, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

     "Canadian Bank" has the meaning set forth in Section 2.2(a).

     "Canadian Bankruptcy Court" means the Ontario Superior Court of Justice.

     "Canadian Confirmation Order" means, collectively, the orders of the Canadian Bankruptcy Court pursuant to which the Canadian Transactions were sanctioned and approved dated November 26, 1999, and March 8, 2000, copies of which are attached hereto as Exhibit C-1.

     "Canadian Debtors" means PSC and those of its Subsidiaries that commenced proceedings in the Canadian Bankruptcy Court under the Companies' Creditors Arrangement Act (Canada).

     "Canadian Dollar Letters of Credit" has the meaning set forth in Section 2.2(a).

     "Canadian Guarantors" means (a) PSI, (b) PAS, (c) Nortru, Ltd., an Ontario corporation, (d) Allies Staffing Ltd., an Ontario corporation, (e) ServTech Canada Inc., an Ontario corporation, (f) Philip Investment Corp., an Ontario corporation, (g) Recyclage d'Aluminium Quebec Inc., a Canadian corporation, and
(h) ST Delta Canada, Inc., an Ontario corporation.

     "Canadian Guaranty" means that certain Guaranty executed and delivered by the Canadian Guarantors in favor of Agent, for the benefit of the Lenders, in form and substance (including being governed by the laws of Ontario) satisfactory to Agent.

     "Canadian Security Agreement" means that certain Security Agreement executed and delivered by the Canadian Guarantors in favor of Collateral Agent, in form and substance (including being governed by the laws of Ontario) satisfactory to Agent.

     "Canadian Security Documents" means the Canadian Security Agreement, the Hypothec, and such other instruments, agreements, and documents governed by the laws of Canada or any political subdivision thereof, as Agent or its Canadian counsel reasonably may require to secure the whole or any part of the Obligations as guaranteed by the Canadian Guarantors.

     "Canadian Transactions" means the series of transactions pursuant to which certain assets of the Canadian Debtors are transferred as going concerns to PSI, PAS, and PSII.

     "Canadian Vesting Order" means the order of the Canadian Bankruptcy Court made on January 7, 2000, pursuant to which title to the assets to be transferred pursuant to the Canadian Transactions is to be vested in Guarantors free and clear of certain Liens or other claims, a copy of which is attached hereto as Exhibit C-2.

     "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of, or rights, warrants, or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

     "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

     "Cash Equivalents" means and refers to: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or the government of Canada or issued by any agency or instrumentality of either of them and backed by the full faith and credit of the United States or the government of Canada, in each case maturing within one (1) year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's or an equivalent rating from Canadian Bond Rating Service Inc. or Dominion Bond Rating Service Limited; (c) commercial paper maturing no more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-2 or P-2, or better, from S&P or Moody's or an equivalent rating from Canadian Bond Rating Service Inc. or Dominion Bond Rating Service Limited; (d) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or under the laws of the government of Canada, or any province thereof, which bank has a rating of A or A2, or better, from S&P or Moody's or an equivalent rating from Canadian Bond Rating Service Inc. or Dominion Bond Rating Service Limited, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

     "Cash Flow Available for Debt Service" has the meaning set forth in Section 8 of the Junior Secured Debt Credit Agreement as in effect on the Closing Date.

     "Cash Interest Expense" means, with respect to any period of determination, the consolidated interest expense of a Person accrued during such period as determined in accordance with GAAP plus, without duplication, the Letter of Credit fees accrued hereunder during such period, but excluding, to the extent included, without duplication, (a) non-cash Interest Expense, (b) Exit Facility Fees, and (c) any other amounts (such as the amortization of debt discount) that would be classified as Depreciation Expenses.

     "Chief Executive Office" shall mean where a Person is deemed located pursuant to Section 9-103(3) of the Code.

     "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

     "Code" means the New York Uniform Commercial Code, as amended from time to time.

     "Collateral" means all of the Personal Property Collateral and the Real Property Collateral.

     "Collateral Agency and Intercreditor Agreement" means that certain Collateral Agency and Intercreditor Agreement by and among Foothill, Collateral Agent, Agent, Junior Secured Debt Agent, Parent, and the Subsidiaries of Parent identified on the signature pages thereto, in form and substance satisfactory to Agent.

     "Collateral Agent" means Foothill in its various capacities as collateral agents under the Collateral Agency and Intercreditor Agreement, and any successor thereto.

     "Collateral Agent's Liens" shall mean (a) the Liens granted by Obligors to Collateral Agent pursuant to the Security Agreement, the Stock Pledge Agreement, the Copyright Security Agreement, the Rolling Stock Security Agreement, the Patent Security Agreement, and the Trademark Security Agreement, (b) the Liens granted by Guarantors to Collateral Agent pursuant to the Canadian Security Agreement and the Guarantor Security Agreement, and (c) the Liens granted by the Obligors to Collateral Agent pursuant to the Mortgages.

     "Collection Account" has the meaning set forth in Section 2.8(b).

     "Collection Account Bank" has the meaning set forth in Section 2.8(b).

     "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Obligors.

     "Combined Availability" means, as of any date of determination, the aggregate amount of Tranche A Advances, Letters of Credit, and Tranche B Advances that Borrowers are then entitled to obtain hereunder (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder), minus the aggregate amount, if any, of all trade payables of the Obligors aged materially in excess of the Obligors' historical levels with respect thereto and all book overdrafts materially in excess of the Obligors' historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion, plus, at Agent's option, Obligors' cash on hand and Cash Equivalents.

     "Commitment" means, with respect to each Lender, its Tranche A Commitment, its Tranche B Commitment, or its Total Commitment, as the context requires, and with respect to all Lenders, their Tranche A Commitments, their Tranche B Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit C-3 delivered by the chief financial officer of Borrower to Agent.

     "Confirmation Order" means, collectively, the orders of the Bankruptcy Court dated November 3, 1999, November 30, 1999, and March 20, 2000, pursuant to which the Plan of Reorganization was confirmed, copies of which are attached hereto as Exhibit C-4.

     "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Agent, between Borrowers, Collateral Agent, and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property.

     "Copyright Security Agreement" means a Copyright Security Agreement executed and delivered by each Obligor and Collateral Agent, the form and substance of which is satisfactory to Agent.

     "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

     "DDA" means any checking or other demand deposit account maintained by Borrowers.

     "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

     "Defaulting Lender" means any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within 1 Business Day after written demand upon it by Agent to do so.

     "Defaulting Lender Rate" means the Base Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at that interest rate equal to the interest rate then applicable to (a) with respect to any such payment in respect of Tranche A Advances or Letters of Credit, the Tranche A Advances, and (b) with respect to any other payment, the Tranche B Advances.

     "Demand Notes" means those certain demand notes of even date herewith executed and delivered by certain Canadian Guarantors in favor of the Collateral Agents acting for the Lenders having Tranche A Commitments and for the Lenders having Tranche B Commitments.

     "Depreciation Expense" means, with respect to any period of determination, the consolidated depreciation, amortization, and other similar reductions to income of a Person for such period as determined in accordance with GAAP.

     "Designated Account" means account number 1851-040855 of Administrative Borrower maintained with the Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Agent.

     "Designated Account Bank" means Comerica Bank, whose office is located at 500 Woodward Avenue, Detroit, Michigan and whose ABA number is 072000096.

     "Dilution" means, as of any date of determination, a percentage, based upon the experience of the Obligors, taken as a whole, for the immediately preceding 90 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, credits, or other dilutive items with respect to the Accounts during such 90 day period, by

(b) the Obligors' Collections with respect to Accounts during such 90 day period (excluding extraordinary items) plus the Dollar amount of clause (a).

     "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5 percent.

     "DIP Agent" means Bankers Trust Company, as agent for the lenders under the DIP Credit Agreement.

     "DIP Credit Agreement" means that certain Credit Agreement dated as of June 28, 1999 by and among PSC, Parent, Bankers Trust Company, as agent, Canadian Imperial Bank of Commerce and Bankers Trust Company, as co-arrangers and the various Persons parties to such agreement as lenders, as amended, supplemented, or otherwise modified from time to time.

     "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be reasonably satisfactory to Agent.

     "Dollars" or "$" means United States dollars.

     "EBITDA" means, with respect to any fiscal period, the consolidated net earnings (or loss) of Parent before Interest Expense, income taxes, and Depreciation Expense for such period, as determined in accordance with GAAP and excluding, to the extent included, without duplication (a) net of applicable taxes, any loss or gain arising from the closure of businesses or locations, (b) net of applicable taxes, any loss arising from the write-down of long term assets, (c) professional fees and other restructuring costs (including retention payments) incurred in connection with the Bankruptcy Cases and the proceedings before the Canadian Bankruptcy Court and the closing of the transactions contemplated by this Agreement, and (d) Exit Facility Fees.

     "Eligible Account" means an Eligible Domestic Account, an Eligible Canadian Account, or an Eligible Unbilled Account, as the context requires.

     "Eligible Canadian Account" means any Account of one of the Canadian Guarantors as to which each of the following is applicable: (a) such Account does not qualify as an Eligible Domestic Account solely because of one or more of the following reasons: (x) such Account is an Account of a Canadian Guarantor rather than of a Borrower; (y) such Account is payable in Canadian dollars rather than in Dollars; or (z) the Account Debtor with respect to such Account maintains its chief executive office in Canada rather than in the United States or is organized under the laws of Canada or a political subdivision thereof rather than under the laws of the United States or any State thereof; and (b) Collateral Agent has perfected security interests in such Account prior to any other security interest therein.

     "Eligible Domestic Accounts" means those Accounts created by one of the Borrowers in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply, in all material respects, with each and all of the representations and warranties respecting Accounts made by Borrowers under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below. Eligible Domestic Accounts shall not include the following:

     (a) Accounts that the Account Debtor has failed to pay within 90 days of the original invoice date or Accounts with selling terms of more than 60 days,

     (b) Accounts owed by an Account Debtor (or its Subsidiaries) where 50% or more of all Accounts owed by that Account Debtor (or its Subsidiaries) are deemed ineligible under clause (a) above,

     (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Borrower,

     (d) Accounts arising in a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or pursuant to any other agreement providing for repurchase or return (other than pursuant to warranties made in the ordinary course of business),

     (e) Accounts that are not payable in Dollars,

     (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the Account is supported by an irrevocable letter of credit in form and substance reasonably satisfactory to the Agent, issued by a financial institution reasonably satisfactory to the Agent, and that has been duly pledged to the Collateral Agent (together with sufficient documentation to permit direct draws by the Collateral Agent),

     (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC ss. 3727), (ii) any State of the United States (exclusive, however, of (y) Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act or (z) Accounts owed by any State that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Obligor has complied to the Agent's satisfaction), or (iii) a

Canadian Governmental Authority except to the extent the Account is assignable without consent or all necessary consents have been obtained,

     (h) Accounts with respect to which the Account Debtor is a creditor of any Obligor, has (unless the Account Debtor has provided to the Agent an enforceable "non- offset" letter in form and substance reasonably satisfactory to the Agent) or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of offset, assertion, or dispute,

     (i) Accounts with respect to an Account Debtor whose total obligations owing to the Obligors exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

     (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, or goes out of business,

     (l) Accounts, the collection of which, Agent, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition,

     (m) Accounts arising with respect to a contract or project as to which the obligations of the applicable Obligor are the subject of a payment, performance, or other surety bond,

     (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been fully performed; and

     (o) Accounts that otherwise are not in compliance with any other criteria for eligibility established from time to time by Agent in its Permitted Discretion (Agent shall endeavor in good faith promptly to provide notice to Administrative Borrower of any change in criteria for eligibility established pursuant to this clause (o)).

     "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a pre-existing Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrowers (such approval by Borrowers not to be unreasonably withheld, conditioned or delayed), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

     "Eligible Unbilled Account" means, as of any date of determination, an Account of an Obligor that (a) is capable of being billed by such Obligor to its customer in accordance with such Obligor's usual billing methods for Accounts, but that has not yet been billed and invoiced to such customer, (b) does not relate to services rendered or goods sold that were received by the applicable Account Debtor more than 30 days prior to the date of determination, and (c) in all other respects would qualify as an Eligible Domestic Account or Eligible Canadian Account, as applicable, but for the fact that it has not yet been billed and invoiced to such Obligor's customer. Eligible Unbilled Accounts shall be net of contra accounts. If an Account that, immediately prior to being billed and invoiced, was an Eligible Unbilled Account, then is billed and invoiced, it thereupon shall cease to be an Eligible Unbilled Account and it shall become an Eligible Domestic Account or Eligible Canadian Account, as applicable, if it then meets the criteria applicable thereto.

     "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on the Obligors, relating to the environment, employee health and safety or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC ss.1251 et seq; the Toxic Substances Control Act, 15 USC, ss. 2601 et seq; the Clean Air Act, 42 USC ss.7401 et seq.; the Safe Drinking Water Act, 42 USC. ss.3803 et seq.; the Oil Pollution Act of 1990, 33 USC. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC ss. 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. ss.651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time; and any similar statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect in Canada and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment to the extent binding on the Obligors.

     "Equipment" means all of the Obligors' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

     "ERISA Affiliate" means (a) any corporation whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization that is a member of an affiliated service group of which a Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

     "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of any Borrower or any of its ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower, any of their ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by any Borrower or any of its ERISA Affiliates or (h) the termination, reorganization or insolvency of any Multiemployer Plan to which any Borrower or any of its ERISA Affiliates is required to contribute.

     "Event of Default" has the meaning set forth in Section 8.

     "Excepted Collections" means the proceeds from the sale, exchange or other disposition of assets from one Obligor to another Obligor or permitted under clauses (f), (g), (h) or (i) of the definition of "Permitted Dispositions" (inclusive, however, of Accounts, General Intangibles, or Negotiable Collateral sold in connection with the sale of the business out of which they arose), provided however, that in each case such proceeds shall become Excepted Collections only to the extent that Administrative Borrower demonstrates to Agent's satisfaction (in Agent's Permitted Discretion) within thirty calendar days of receipt by Administrative Borrower of Agent's statement reflecting receipt of such proceeds, that such proceeds qualify as Excepted Collections.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

     "Existing Letters of Credit" means those letters of credit listed on Schedule E-1.

     "Exit Facility Fees" means, as of any date of determination, (a) for any fiscal period ended on or before the date that is the first anniversary of the Closing Date, fees paid or payable to Agent and/or Lenders on or prior to the Closing Date relative to the execution and delivery of this Agreement and, without duplication, fees paid or payable pursuant to Sections 2.12(b), (c), and
(d) hereof during such period, and (b) for any fiscal period ended after the date that is the date of the first anniversary of the Closing Date, fees paid or payable pursuant to Sections 2.12(b), (c), and (d) hereof during such period.

     "Fee Split Letters" means, collectively, (a) that certain letter agreement, dated as of the date hereof, between Agent and Ableco Finance LLC and Madeleine LLC, (b) that certain letter agreement, dated as of the date hereof, between Agent and Foothill Partners III, L.P., (c) that certain letter agreement, dated as of the date hereof, between Agent and Foothill Income Trust, L.P., and (d) that certain letter agreement, dated as of the date hereof, between Agent and Arnos Corporation. The parties hereto acknowledge and agree that the Borrowers are not parties to, and are not entitled to review, the Fee Split Letters and consequently no provision of any Fee Split Letter may alter or otherwise affect the obligations of the Borrowers hereunder or under any other Loan Document.

     "FEIN" means Federal Employer Identification Number.

     "Foothill" means Foothill Capital Corporation, a California corporation.

     "Funding Date" means the date on which a Borrowing occurs.

     "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "General Intangibles" means all of the Obligors' general intangibles and other personal property (including contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Investment Property, and Negotiable Collateral.

     "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

     "Governmental Authority" shall mean any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     "Guarantors" means any or all of the Canadian Guarantors or the Non-Canadian Guarantors, as the context requires.

     "Guarantor Security Agreement" means that certain Security Agreement executed and delivered by the Guarantors in favor of Collateral Agent, in form and substance (including being governed by the laws of New York) satisfactory to Agent.

     "Guaranty" means that certain General Continuing Guaranty executed and delivered by the Guarantors in favor of Agent and each of the Lenders, in form and substance (including being governed by the laws of New York) satisfactory to Agent.

     "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

     "Hypothec" means the security document made by certain of the Canadian Guarantors in favor of Collateral Agent, in form and substance (including being governed by the laws of Quebec) satisfactory to Agent.

     "Indebtedness" means, as to any Person and without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations of such Person under Capital Leases, (d) all obligations or liabilities of the types described in clauses (a) through (c) above of others secured by a Lien on any property or asset of such Person, irrespective of whether such obligation or liability is assumed, and (e) any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any obligation or liability of the types described in clauses (a) through (c) above of any other Person; provided, however, that

Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business or any reimbursement obligations of such Person under any performance bond issued for the account of such Person.

     "Indemnified Liabilities" has the meaning set forth in Section 11.3.

     "Indemnified Person" has the meaning set forth in Section 11.3.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Interest Coverage Ratio" means, with respect to any period of determination, the ratio of (i) EBITDA, to (ii) Cash Interest Expense and Exit Facility Fees for such period, all as determined in accordance with GAAP minus any Cash Interest Expense paid with respect to the exercise of a change of control put under the Junior Unsecured Debt Documents.

     "Interest Expense" means, with respect to any period of determination, the consolidated interest expense of a Person incurred during such period as determined in accordance with GAAP plus, without duplication, the Letter of Credit fees accrued hereunder during such period, but excluding, to the extent included, without duplication, (a) Exit Facility Fees, and (b) any other amounts (such as the amortization of debt discount) that would be classified as Depreciation Expenses.

     "Interest Period" means, with respect to each LIBOR Rate Advance, a period commencing on the date of the making of such LIBOR Rate Advance and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

     "Inventory" means all of the Obligors' inventory, including goods held for sale or lease or to be furnished under a contract of service and all of Obligors' raw materials, work in process, finished goods, and all materials used or consumed in the Obligors' business, wherever located.

     "Investment" means, with respect to any Person, any investment by such Person in any other Person in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Investment Property" means all of the Obligors' "investment property", as that term is defined in the Code.

     "Issuing Lender" means Foothill or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.2.

     "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "Junior Debt" means the Indebtedness evidenced by the Junior Debt
Documents.

     "Junior Debt Documents" means the Junior Secured Debt Documents and the Junior Unsecured Debt Documents.

     "Junior Secured Debt" means the Indebtedness evidenced by the Junior Secured Debt Documents.

     "Junior Secured Debt Agent" means Canadian Imperial Bank of Commerce as agent for the lenders under the Junior Secured Debt Credit Agreement.

     "Junior Secured Debt Credit Agreement" means that certain Term Loan Credit Agreement dated as of the Closing Date by and among Parent, Junior Secured Debt Agent, and the various Persons parties to such agreement as lenders, in form and substance satisfactory to Agent.

     "Junior Secured Debt Documents" means the Junior Secured Debt Credit Agreement and the notes and other documents and agreements entered into in connection with the issuance of the Indebtedness thereunder.

     "Junior Unsecured Debt" means the Indebtedness evidenced by the Junior Unsecured Debt Documents.

     "Junior Unsecured Debt Documents" means the PIK Unsecured Debt Indenture, the Unsecured Convertible Debt Indenture, and, in each case, the notes and other documents and agreements entered into in connection with the issuance of the Indebtedness thereunder.

     "L/C" has the meaning set forth in Section 2.2(a).

     "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

     "L/C Undertaking" has the meaning set forth in Section 2.2(a).

     "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1 hereof.

     "Lender Group" means, individually and collectively, each of the Lenders and Agent.

     "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by an Obligor under any of the Loan Documents that are paid or incurred by the Lender Group, (b) fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Obligors, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including Collateral appraisals in accordance with the provisions of this Agreement), and real estate title policies and endorsements, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable costs and expenses paid or incurred by the Lender Group in examining the Books, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Obligor, and (h) the Lender Group's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Obligor), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

     "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

     "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

     "Letter of Credit Usage" means, as of any date of determination, the sum of
(a) the aggregate undrawn Dollar amount of all outstanding Letters of Credit, plus (b) a reserve amount established by Agent from time to time in Agent's Permitted Discretion in connection with possible currency exchange rate fluctuations with respect to L/C Undertakings issued in respect of Underlying Letters of Credit issued in currencies other than Dollars.

     "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

     "LIBOR Notice" means a written notice in the form of Exhibit L-1 attached hereto.

     "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Advance, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by
(b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     "LIBOR Rate Advance" means each portion of a Tranche A Advance bearing interest at a rate determined by reference to the LIBOR Rate.

     "LIBOR Rate Margin" means 3.0 percentage points.

     "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Loan Account" has the meaning set forth in Section 2.11.

     "Loan Documents" means this Agreement, the Canadian Guaranty, the Canadian Security Agreement, any Control Agreement, the Copyright Security Agreement, the Disbursement Letter, the Guaranty, the Guarantor Security Agreement, the Hypothec, the Letters of Credit, the blocked account agreements referenced in
Section 2.8(c), the Mortgages, the Patent Security Agreement, the Security Agreement, the Stock Pledge Agreement, the Suretyship Agreement, the Trademark Security Agreement, and any other agreement entered into, now or in the future, by any Borrower and the Lender Group in connection with this Agreement.

     "Lockboxes" has the meaning set forth in Section 2.8(a).

     "Lockbox Accounts" has the meaning set forth in Section 2.8(a).

     "Lockbox Account Banks" has the meaning set forth in Section 2.8(a).

     "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Obligors (taken as a whole), (b) the material impairment of the ability of the Obligors (taken as a whole) to perform their obligations under the Loan Documents or of the Lender Group's ability to enforce the Obligations or realize upon a material portion of the Collateral, or
(c) a material impairment of the priority of the Collateral Agent's Liens with respect to a material portion of the Collateral as a result of an action or failure to act on the part of any Obligor.

     "Maturity Date" has the meaning set forth in Section 3.4.

     "Maximum Facility Amount" means $175,000,000.

     "Maximum Tranche A Amount" means $100,000,000.

     "Maximum Tranche B Amount" means $75,000,000.

     "Mortgage" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by an Obligor in favor of Collateral Agent, the form and substance of which shall be satisfactory to Agent, that encumber Real Property Collateral and the related improvements thereto.

     "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which any Borrower or any ERISA Affiliate is obligated to contribute.

     "Negotiable Collateral" means all of Obligors' letters of credit, notes, drafts, instruments, certificated securities, documents, and chattel paper.

     "Non-Canadian Guarantors" means Arc Dust Processing (Barbados) Limited, a Barbados corporation, and Philip International Development Inc., a Barbados corporation.

     "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), guaranties, covenants, and duties owing by Obligors to the Lender Group of any kind and description pursuant to or evidenced by the Loan Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Obligors are required to pay or reimburse by the Loan Documents, by law, or otherwise.

     "Obligors" means, individually and collectively, Borrowers and the Guarantors, and "Obligor" means any one of them.

     "Originating Lender" has the meaning set forth in Section 14.1(g).

     "Overadvance" has the meaning set forth in Section 2.6.

     "Parent" has the meaning ascribed thereto in the preamble to this Agreement.

     "Participant" has the meaning set forth in Section 14.1(g).

     "PAS" means Philip Analytical Services Inc., an Ontario corporation.

     "Patent Security Agreement" means a Patent Security Agreement executed and delivered by each Borrower and Collateral Agent, the form and substance of which is satisfactory to Agent.

     "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Agent, from DIP Agent to Agent respecting the amount necessary to repay in full all of the obligations of the Obligors owing under the DIP Credit Agreement and obtain a release of all of the Liens existing in favor of DIP Agent in and to the assets of the Obligors.

     "PBGC" means the Pension Benefit Guaranty Corporation, as defined in Title IV of ERISA, or any successor thereto.

     "Permitted Acquisition" means an Acquisition by an Obligor of all or substantially all of the assets of another Person (exclusive of any Stock issued or owned by such Person) so long as (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition, (b) the assets being acquired are useful in the business of the Obligors as such business exists on the Closing Date, (c) Borrowers have complied with their obligations under Section 4.1 hereof and under the Security Agreement in connection therewith, and (d) the total cash consideration paid in respect of such Acquisition and all other Permitted Acquisitions made during the period specified in clause (i), (ii) or (iii) below, as the case may be, does not exceed (i) $2,000,000 during the period of time from and after the execution and delivery of this Agreement up to the first anniversary of the Closing Date,
(ii) $2,000,000 during the period of time from and after the first anniversary of the Closing Date up to the second anniversary of the Closing Date, or (iii) $1,000,000 during the period of time from and after the second anniversary of the Closing Date up to the Maturity Date.

     "Permitted Discretion", with respect to any determination by a member of the Lender Group, means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

     "Permitted Dispositions" means (a) sales, exchanges, trade-ins, or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Obligors' business, (b) sales of Inventory to Persons (including another Obligor) who are buyers in the ordinary course of the selling Obligor's business, (c) the use or transfer of money or Cash Equivalents by Obligors (i) to pay taxes, trade payables and other ordinary operating expenses in the ordinary course of business, (ii) to make Capital Expenditures to the extent permitted hereby, (iii) to pay Capitalized Lease Obligations to the extent permitted hereby, (iv) to repay Indebtedness in connection with the refinancing of Indebtedness to the extent permitted hereby, (v) to repay Indebtedness in connection with any sale of assets to the extent permitted by
Section 7.8(c)(iv), (vi) to make Permitted Investments, or (vii) in any other manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing or sub-licensing by any Obligor, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of such Obligor's business, (e) discounts so long as no Default or Event of Default has occurred and is continuing, without recourse and in the ordinary course of business, of overdue Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables), (f) transfers of condemned property to the respective Governmental Authority that has condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement, so long as the proceeds thereof are applied in accordance with the provisions of the Collateral Agency and Intercreditor Agreement and the provisions hereof, (g) transfers or leases of assets by Parent to any wholly-owned

Borrower, by any Obligor to Parent, or by any Obligor to any wholly-owned Obligor, (h) so long as no Default or Event of Default has occurred and is continuing, any disposition described on Schedule P-1, and (i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any other sale, exchange, or other disposition of assets (exclusive of Accounts, General Intangibles, or Negotiable Collateral, other than in connection with the sale of the business out of which they arose) in an amount not in excess of (1) $5,000,000 in any transaction or series of related transactions, and (2) $25,000,000 in any twelve month period (the value of the assets under clause (1) and (2) shall be determined on the basis of the fair market value of such assets as mutually agreed upon by Administrative Borrower and Agent in good faith and based upon the facts and circumstances as of the date of the consummation of the applicable transaction).

     "Permitted Investments" means (a) investments in cash and Cash Equivalents,
(b) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) contributions to, and investments in, joint ventures to the extent specified on Schedule P-2, (ii) investments resulting from performance under one or more of the guaranties described on Schedule 7.6, (iii) equity investments by any Borrower in any other Borrower, (iv) equity investments by any Canadian Guarantor in any other Canadian Guarantor, and (v) equity investments by any Canadian Guarantor in any Borrower, (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, discretionary Investments in Subsidiaries of Parent that are not Obligors not in excess of: (i) during the period of time from and after the Closing Date up to but not including the first anniversary of the Closing Date, the result of (y) $5,000,000 minus (z) the aggregate amount of guaranties that were made during such period and that are outstanding during such period pursuant to Section 7.6(b), (ii) during the period of time from and after the first anniversary of the Closing Date up to but not including the second anniversary of the Closing Date, the result of (y) $5,000,000 minus (z) the aggregate amount of guaranties that were made during such period and that are outstanding during such period pursuant to Section 7.6(b), and (iii) during the period of time from and after the second anniversary of the Closing Date up to but not including the Maturity Date, the result of (y) $2,500,000 minus (z) the aggregate amount of guaranties that were made during such period and that are outstanding during such period pursuant to Section 7.6(b), (d) investments in commercial paper rated at least A-1 or P-1 maturing within one year after the date of acquisition thereof, (e) money market accounts maintained at a commercial bank headquartered in the United States or Canada having combined capital and surplus of no less than $500,000,000 or at any other financial institution reasonably satisfactory to Agent, (f) investments in negotiable instruments for collection, (g) advances made in connection with purchases of goods or services in the ordinary course of business, and (h) investments resulting from the making of loans or advances permitted by Section 7.1(h).

     "Permitted Liens" means (a) Liens held by Collateral Agent pursuant to the Security Documents and subject to the terms and conditions of the

Collateral Agency and Intercreditor Agreement, (b) Liens for unpaid taxes that either (i) are not yet delinquent or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests or Liens for unpaid taxes filed against a landlord or owner of a real property in which an Obligor owns only a leasehold estate, (c) Liens set forth on Schedule P-3, (d) the interests of lessors under operating leases, (e) Purchase Money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as the Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, (ii) are the subject of Permitted Protests, or (iii) which in the aggregate do not detract from the value of the subject property or assets or materially impair the use thereof in the operation of the business of the Obligors, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business of the Obligors, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any Real Property, easements, rights of way, restrictions (including zoning restrictions), encroachments, protrusions, municipal agreements, and other similar charges and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Obligors conducted at such Real Property, (l) rights of tenants, subtenants, franchisees, or other parties in possession (other than a debtor in possession, trustee in bankruptcy or receiver of Obligors) of Real Property, or options or rights of first refusal respecting Real Property, whether pursuant to leases, subleases, franchise agreements, other occupancy agreements, or otherwise, if such rights were vested on the Closing Date or created thereafter in the ordinary course of business in transactions permitted under this Agreement, (m) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement, (n) Liens in favor of a banking institution arising as a matter of law or pursuant to the banking institution's standard form agreements regulating the DDAs, (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods, (p) deposits made to secure statutory obligations in the form of excise taxes, (q) Liens arising from precautionary UCC financing statement filings regarding operating leases or consignment arrangements entered into by any Obligor in transactions permitted under this Agreement, (r) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the Obligors, (s) reservations, limits and conditions in the original grant from the Crown, (t) undetermined or inchoate Liens arising under the Construction Lien Act (Ontario) and which Liens either (i) are for sums not yet delinquent, (ii) are the subject of Permitted Protests, or (iii) which in the aggregate do not detract from the value of the subject property or assets or materially impair the use thereof in the operation of the business of the Obligors; and (t) Liens not otherwise permitted by the foregoing clauses (a) through (t) to the extent attaching to tangible properties and assets with an aggregate fair market value (to be mutually agreed upon by Administrative Borrower and Agent in good faith and based upon the facts and circumstances as of the date of determination) not in excess of, and securing liabilities otherwise permitted hereunder not in excess of, $500,000 in the aggregate.

     "Permitted Protest" means the right of Obligors to protest any Lien (other than any such Lien that secures the Obligations), tax (other than taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) if and to the extent required by GAAP, a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP,
(b) any such protest is instituted and diligently prosecuted by the applicable Obligor in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Collateral Agent's Liens.

     "Permitted Purchase Money Indebtedness" has the meaning set forth in
Section 7.1(c) hereof.

     "Permitted Transactions" means, so long as the Borrowers give Agent and Lenders not less than 60 days prior written notice and, prior to the consummation thereof, comply with their obligations under Section 4.1 hereof and under the Security Agreement in connection therewith, any (a) merger, consolidation, reorganization, or recapitalization, or reclassifications of Stock, between (i) any wholly-owned Guarantors, (ii) any wholly- owned Borrowers (exclusive of Parent), (iii) any wholly-owned Guarantor and any wholly- owned Borrower, so long as the wholly-owned Borrower is the surviving entity in such transaction, (iv) any wholly-owned Guarantor and Parent, so long as Parent is the surviving entity in such transaction, and (v) any wholly-owned Borrower (other than Parent) and Parent, so long as Parent is the surviving entity in such transaction, (b) liquidation, winding up, or dissolution by any Borrower (other than Parent) or Guarantor, so long as the properties and assets resulting from such transactions are vested in or transferred to Parent or a wholly-owned Borrower or, in the case of a transaction undertaken by a Guarantor, to a wholly-owned Guarantor or a wholly-owned Borrower, (c) sale, assignment, lease, transfer, or other disposition of, in one transaction or a series of transactions, all or any substantial part of any Borrower's (other than Parent's) or Guarantor's property or assets, so long as the relevant properties or assets that are the subject of such sale, assignment, lease, transfer, or other disposition are sold, assigned, leased, transferred, or otherwise disposed of to Parent or to a wholly-owned Borrower, or, in the case of a transaction undertaken by a Guarantor, to a wholly-owned Guarantor or a wholly-owned Borrower.

     "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Personal Property Collateral" means all of the Obligors' personal property and fixtures, and the proceeds thereof.

     "PIK Unsecured Debt Trustee" means Wilmington Trust Company, as agent for the holders of the Indebtedness issued under the PIK Unsecured Debt Indenture.

     "PIK Unsecured Debt Indenture" means that certain Indenture dated as of the Closing Date by and among Parent and the PIK Unsecured Debt Trustee, in form and substance satisfactory to Agent.

     "Plan" means any written or oral employee benefit plan, fund, program, arrangement or contract maintained or contributed to or required to be contributed to by a Borrower or with respect to which it may incur liability.

     "Plan of Reorganization" means the First Amended Joint Plan of Reorganization of Philip Services (Delaware), Inc., et al., as modified, confirmed by the Bankruptcy Court in the Bankruptcy Case pursuant to the Confirmation Order.

     "Pre-Closing Merger Subsidiaries" means each of the Subsidiaries of Parent identified on Schedule P-4.

     "Pre-Closing Restructuring Transactions" means the series of transactions described on Schedule P-5 pursuant to which each of the Pre-Closing Merger Subsidiaries are merged, directly or indirectly, with and into one of the Borrowers or such Pre-Closing Merger Subsidiary was dissolved or liquidated.

     "Prepetition Lien Subordination and Intercreditor Agreement" means that certain Subordination and Intercreditor Agreement by and among Collateral Agent and the agent for certain prepetition creditors of certain of the Guarantors, in form and substance satisfactory to Agent.

     "Project Accounts" means those bank accounts set forth on Schedule 5.22 (as amended from time to time in accordance with Section 6.20) established by a Borrower pursuant to a binding contractual obligation with a third Person in connection with the administration of the cash management system established pursuant to the agreement between such Borrower and third Person.

     "Projections" means Parent's forecasted (a) balance sheets, (b) statements of earnings, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements that have been prepared in accordance with GAAP, together with appropriate supporting details and a statement of underlying assumptions. The foregoing notwithstanding, it is the express understanding of the parties hereto that the Projections themselves are not prepared in accordance with GAAP.

     "Pro Rata Share" means:

     (a) with respect to a Lender's obligation to make Tranche A Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) such Lender's Tranche A Commitment, by (ii) the aggregate Tranche A Commitments of all Lenders;

     (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) such Lender's Tranche A Commitment, by (ii) the aggregate Tranche A Commitments of all Lenders;

     (c) with respect to a Lender's obligation to make Tranche B Advances and receive payments of principal, interest, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) such Lender's Tranche B Commitment, by (ii) the aggregate Tranche B Commitments of all Lenders; and

     (d) with respect to all other matters (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Total Commitments, by (ii) the aggregate Total Commitments of all Lenders.

     "PSC" means Philip Services Corp., an Ontario corporation.

     "PSI" means Philip Services Inc., an Ontario corporation.

     "PSII" means Philip Services (International), Inc., a Delaware corporation.

     "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 60 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

     "Purchase Money Lien" means a Lien upon fixed assets that secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

     "Rating Agencies" has the meaning set forth in Section 2.17.

     "Real Property" means any estates or interests in real property now owned or hereafter acquired by an Obligor, and the improvements related thereto.

     "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule RPC-1, and any Real Property hereafter acquired in fee by an Obligor.

     "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

     "Registered Loan" has the meaning specified therefor in Section 2.16. "Registered Note" has the meaning specified therefor in Section 2.16.

     "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

     "Required Availability" means Combined Availability and unrestricted cash and Cash Equivalents in an amount of not less than $40,000,000.

     "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 66-2/3% of the Total Commitments, or if the Total Commitments have been terminated irrevocably, 66-2/3% of the Obligations then outstanding.

     "Reserve Percentage" means, on any day, that percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that is in effect on such date with respect to deposits of Dollars in a non-United States or an international banking office of a bank used to fund a LIBOR Rate Advance.

     "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

     "Rights Agreement" means that certain Rights Agreement, a copy of which is attached hereto as Exhibit RA-1.

     "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the issuer of an L/C or to the issuer of a letter of credit with respect to the transaction for which an L/C Undertaking was executed and delivered (to the extent such reimbursement obligations are subject to such L/C Undertaking), consisting of (a) the amount available to be drawn or which may become available to be drawn under the Letter of Credit, (b) all amounts that have been paid and made available by the issuing bank to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

     "Rolling Stock Security Agreement" means a Rolling Stock Security Agreement in favor of Collateral Agent encumbering U.S. railcars owned by Obligors, in form and substance satisfactory to Agent.

     "SEC" means the United States Securities and Exchange Commission and any successor thereto.

     "Securities Account" means a "securities account" as that term is defined in Section 8-501 of the Code.

     "Securitization" has the meaning set forth in Section 2.17.

     "Securitization Parties" has the meaning set forth in Section 2.17.

     "Security Agreement" means a Security Agreement executed and delivered by each Borrower and Collateral Agent, the form and substance of which is satisfactory to Agent.

     "Security Documents" means the Security Agreement, the Stock Pledge Agreement, the Trademark Security Agreement, the Patent Security Agreement, the Copyright Security Agreement, the Rolling Stock Security Agreement, the Mortgages, the Canadian Security Documents, and such other instruments, agreements, and documents as Agent reasonably may require to secure the whole or any part of the Obligations.

     "Settlement" has the meaning set forth in Section 2.4(f)(i).

     "Settlement Date" has the meaning set forth in Section 2.4(f)(i).

     "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

     "Stipulation and Order" means the Stipulation and Order entered on January 13, 2000, clarifying that any dispute or claim arising under or related to this Agreement or the other Loan Documents arising after the Effective Date of the Plan of Reorganization will not be submitted to or heard by the Bankruptcy Court.

     "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

     "Stock Pledge Agreement" means a Stock Pledge Agreement executed and delivered by each Obligor and Collateral Agent with respect to the pledge of certain Stock and certain notes owned by the Obligors, the form and substance of which is satisfactory to Agent.

     "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

     "Suretyship Agreement" means a Suretyship Agreement executed and delivered by each Borrower, the form and substance of which is satisfactory to Agent.

     "Swing Lender" means any Lender appointed by Agent in writing, and which appointment has been accepted by such Lender in writing, as the "Swing Lender".

     "Swing Loan" has the meaning set forth in Section 2.4(d)(i).

     "Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

     "Trademark Security Agreement" means a Trademark Security Agreement executed and delivered by each Borrower and Collateral Agent, the form and substance of which is satisfactory to Agent.

     "Tranche A Advances" has the meaning set forth in Section 2.1.

     "Tranche A Advance Usage" means, as of any date of determination, the then extant amount of outstanding Tranche A Advances.

     "Tranche A Advance Availability" means, as of any date of determination (and after giving effect to any requested Letter of Credit or Tranche A Advance), the lowest of (i) the Maximum Tranche A Amount less the sum of (A) the then extant Letter of Credit Usage plus (B) the then extant amount of outstanding Tranche A Advances, (ii) the Borrowing Base less the sum of (A) the then extant Letter of Credit Usage, plus (B) the then extant amount of outstanding Tranche A Advances, or (iii) $50,000,000 minus the then extant amount of outstanding Tranche A Advances.

     "Tranche A Commitment" means, with respect to each Lender, its Tranche A Commitment, and, with respect to all Lenders, their Tranche A Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and

Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

     "Tranche A Facility" means the credit facility provided for under Sections
2.1 and 2.2 hereof.

     "Tranche A Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Tranche A Advances, plus (b) the then extant amount of the Letter of Credit Usage.

     "Tranche B Advances" has the meaning set forth in Section 2.3.

     "Tranche B Availability" means, as of any date of determination (and after giving effect to any requested Tranche B Advance), the lesser of (i) the Maximum Tranche B Amount less the then extant amount of outstanding Tranche B Advances, or (ii) the Borrowing Base less the then extant amount of Tranche A Usage and Tranche B Usage.

     "Tranche B Commitment" means, with respect to each Lender, its Tranche B Commitment, and, with respect to all Lenders, their Tranche B Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

     "Tranche B Facility" means the credit facility provided for under Section
2.3 hereof.

     "Tranche B Obligations" means Obligations in respect of the Tranche B Facility (including any fee, cost, or expense under the Loan Documents that is specifically identified to the Tranche B Facility).

     "Tranche B Usage" means, as of any date of determination, the then extant amount of outstanding Tranche B Advances.

     "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower.

     "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

     "UK Metals Operations" means the metal recycling and mill services business of the UK Entities.

     "UK Entities" means Philip Services (Europe) Limited, Allied Metals Limited, B.M. Metals (Recycling) Ltd., Bath Reclamation (Avonmouth) Co. Limited, Blackbushe Limited, Blackbushe Metals (Western) Limited, Elliott Metal Company Limited, Southern Hauliers Limited, T.C. Fraser (Metals) Limited, E. Pearse (Holdings) Limited, E. Pearse & Co. Limited, C. Philipp and Sons (Bristol) Limited, Mayer Pearse Limited, Widsite Limited, Philip Metals (Europe) Limited.

     "Unsecured Convertible Debt Trustee" means Wilmington Trust Company, as trustee for the holders of the Indebtedness issued under the Unsecured Convertible Debt Indenture.

     "Unsecured Convertible Debt Indenture" means that certain Indenture dated as of the Closing Date by and among Parent and the Unsecured Convertible Debt Trustee, in form and substance satisfactory to Agent.

     "Voidable Transfer" has the meaning set forth in Section 17.7.

     "Voting Stock" means, with respect to any Person, Capital Stock of any class or classes if the holders of such Capital Stock are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or other persons performing similar functions) of such Person even if the right to so vote has been suspended by the happening of such a contingency.

     "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

1.2  ACCOUNTING TERMS.

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent on a consolidated basis unless the context clearly requires otherwise. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards, or terms in this Agreement, then Borrowers, Agent, and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the intended result that the criteria for evaluating Borrowers' financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by Borrowers and the Agent (acting upon the instructions of the Required Lenders), all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles, or in the application or interpretation thereof by Borrowers' independent certified public accountants, required, or determined by such accountants to be required, by any rule, regulations, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, or, if applicable, the Securities and Exchange Commission, or, in each case, any successor to such entities.

     1.3  CODE.

     Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4  CONSTRUCTION.


     Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5  SCHEDULES AND EXHIBITS.

     All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

     2.1  TRANCHE A ADVANCES.

          (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Tranche A Commitment agrees to make advances ("Tranche A Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lowest of (i) the Maximum Tranche A Amount less the then extant Letter of Credit Usage, (ii) the Borrowing Base less the then extant Letter of Credit Usage, or
(iii) $50,000,000.

          (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien (other than any existing Permitted Lien set forth on Schedule P-3 which is specifically identified thereon as entitled to have priority over Collateral Agent's Liens) on, or trust over, any of the Collateral, which Lien or trust, in the Permitted Discretion of Agent, would be likely to have a priority superior to the Liens of Agent, for the benefit of the Lender Group (such as landlord liens, ad valorem taxes, property taxes, or sales taxes where given priority under applicable law) in and to such item of the Collateral.

          (c) The Lenders with Tranche A Commitments shall have no obligation to make additional Tranche A Advances hereunder to the extent such additional Tranche A Advances would cause the Tranche A Usage and the Tranche B Usage to exceed the Maximum Facility Amount.

          (d) Anything in the Loan Documents to the contrary notwithstanding, the proceeds of any Tranche A Advance shall not be used to repay any outstanding Tranche B Advance unless Tranche A Advance Availability is greater than $7,500,000 after giving effect to such Tranche A Advance.

          (e) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2  LETTERS OF CREDIT.


          (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to Underlying Letters of Credit issued by an Underlying Issuer (as of the Closing Date, such Underlying Issuer is to be Norwest Bank Minnesota, N.A.; in the event that an Underlying Issuer declines to issue further Underlying Letters of Credit, Issuing Lender agrees to use commercially reasonable efforts to obtain a replacement Underlying Issuer; it being expressly acknowledged and agreed that no Underlying Issuer has any obligations hereunder to Borrowers) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, the applicable Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

               (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Tranche A Advances, or

               (ii) the Letter of Credit Usage would exceed the Maximum Tranche A Amount less the then extant amount of outstanding Tranche A Advances.

Borrowers and the Lender Group acknowledge and agree that certain of the Existing Letters of Credit are to be the subject of Underlying Letters of Credit. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall have an expiry date no later than 10 Business Days prior to the Maturity Date (without regard to any potential renewal term) and all such Letters of Credit (and corresponding Underlying Letters of Credit) shall be in form and substance (including the currencies in which they are to be denominated) acceptable to the Issuing Lender (in the exercise of its Permitted Discretion). In this regard, Borrowers acknowledge (A) that, at Issuing Lender's request, certain arrangements have been entered into between the current Underlying Issuer and a Canadian bank in order to satisfy Borrowers' needs to have certain of its letters of credit issued in Canadian dollars ("Canadian Dollar Letters of Credit") by a Canadian bank ("Canadian Bank"), (B) that such arrangements involve the issuance by the Issuing Lender of an L/C Undertaking to an Underlying Issuer which, in turn, will issue an Underlying Letter of Credit in favor of the Canadian Bank, (C) that such arrangements are uncommitted facilities with terms shorter than the term of this Agreement, (D) and agree that if such arrangements are terminated, the Issuing Lender's only obligation with respect to securing Canadian Dollar Letters of Credit is to use its reasonable commercial efforts to secure one or more Canadian Banks willing to issue Canadian Dollar Letters of Credit supported by an Underlying Letter of Credit issued by the Underlying Issuer, (E) and agree that all L/C Disbursements payable by the Issuing Lender under any Letter of Credit will be payable solely in Dollars, irrespective of whether the Underlying Letter of Credit or any letter of credit issued based thereupon (including any Canadian Dollar Letter of Credit) is payable in a currency other than Dollars, and (F) and agree that the risk of currency fluctuations between the currency of a particular Underlying Letter of Credit and the Dollars payable under the applicable Letter of Credit is solely a risk of Borrowers and that no currency hedging product is being provided hereunder. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on (i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, or (ii) the Business Day immediately following the day that Administrative Borrower receives such notice, if such notice is not received prior to such time on the day of receipt and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be a Tranche A Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Base Rate Tranche A Advances under Section 2.7. To the extent an L/C Disbursement is deemed to be a Tranche A Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Tranche A Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.2(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

          (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.2(a), each Lender with a Tranche A Commitment shall fund its Pro Rata Share of any Tranche A Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Tranche A Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Tranche A Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Tranche A Commitment, and each Lender with a Tranche A Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent for the account of the Issuing Lender such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Tranche A Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in paragraph (a) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender with a Tranche A Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.2(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

          (c) Borrowers hereby agree to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrowers shall not be obligated hereunder to indemnify (i) Issuing Lender for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or (ii) the member of the Lender Group responsible for any loss, cost, expense or liability that is caused by such Person's gross negligence or willful misconduct. Furthermore, the foregoing shall not be construed to excuse the Issuing Lender or any member of the Lender Group from liability to Borrowers to the extent of any damages suffered by Borrowers that are caused by the gross negligence or willful misconduct of the Issuing Lender or any member of the Lender Group. Borrowers agree to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for a Borrower's account, even though this interpretation may be different from Borrowers' own, and Borrowers understand and agree that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrowers understand that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Borrowers hereby agree to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Borrowers shall not be obligated hereunder to indemnify (i) Issuing Lender for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or (ii) the member of the Lender Group responsible for any loss, cost, expense or liability that is caused by such Person's gross negligence or willful misconduct. Furthermore, the foregoing shall not be construed to excuse the Issuing Lender or any member of the Lender Group from liability to Borrowers to the extent of any damages suffered by Borrowers that are caused by the gross negligence or willful misconduct of the Issuing Lender or any member of the Lender Group.

          (d) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

          (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to the Underlying Letters of Credit or the Canadian Dollar Letters of Credit shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to the Agent for the account of the Issuing

Lender; provided, however, that, solely in the case of an Underlying Letter of Credit that is denominated in Dollars and is not issued to support the existence or issuance of another letter of credit (including any Underlying Letter of Credit issued to "backstop" an Existing Letter of Credit or a Canadian Dollar Letter of Credit), in place of their obligations under this clause (e), on the date of the issuance of the applicable Letter of Credit, Borrowers shall pay to Agent for the account of the Issuing Lender an amount equal to one-quarter of one percent (0.25%) of the original face amount of such Letter of Credit, irrespective of whether the charges, commissions, fees, and costs are greater or lesser than such amount.

          (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

               (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

               (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

     and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Tranche A Advances hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.3  TRANCHE B ADVANCES.

          (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Tranche B Commitment agrees to make advances ("Tranche B Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lower of (i) the Maximum Tranche B Amount, or (ii) the Borrowing Base less the Tranche A Usage.

          (b) Anything to the contrary in this Section 2.3 notwithstanding, Borrowers shall not have the right to require Lenders with Tranche B Commitments to make Tranche B Advances to Borrowers unless the Tranche A Usage equals the Maximum Tranche A Amount.

          (c) The Lenders with Tranche B Commitments shall have no obligation to make additional Tranche B Advances hereunder to the extent such additional Tranche B Advances would cause the Tranche A Usage and the Tranche B Usage to exceed the Maximum Facility Amount.

          (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement; provided, however, that, if and so long as any Tranche A Advances are outstanding, no Tranche B Advance shall be repaid unless, after giving effect to such repayment, Tranche A Advance Availability is greater than $7,500,000.

     2.4  BORROWING PROCEDURES AND SETTLEMENTS

          (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on
(y) the Business Day prior to the date that is the requested Funding Date in the case of a request for a Tranche A Advance, and (z) the 5th Business Day prior to the date that is the requested Funding Date in the case of a request for a Tranche B Advance) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of $10,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding
Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

          (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to Section 2.4(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.4(c) apply to such requested Borrowing, or (ii) in the case of a request for a Tranche A Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.4(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.4(d), Agent shall elect to have the terms of Section 2.4(c) apply to such requested Borrowing.

          (c)  MAKING OF ADVANCES.

               (i) In the event that Agent shall elect to have the terms of this
     Section 2.4(c) apply to a requested Borrowing as described in Section 2.4(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.4(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in
     Section 3 hereof, Agent shall make the proceeds of such Advances available to Borrowers on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to Administrative Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.4(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived in accordance with Section 15.1, or (2) the requested Borrowing would exceed the Tranche A Advance Availability or Tranche B Availability, as applicable, on such Funding Date.


               (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all

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



     purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

               (iii) Agent shall not be obligated to transfer to, and without Borrowers' prior written consent shall not, transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and in the absence of such consent Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lenders Advance was funded by the other members of the Lender Group) or, if so directed by Borrowers and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re- lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrowers shall have waived such Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder or to relieve or excuse the performance by Borrowers of its duties and obligations hereunder to Agent or to Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the

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



     arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender's arising out of or in relation to such failure to fund.

          (d)  MAKING OF SWING LOANS.

               (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.4(d) apply to a requested Borrowing of a Tranche A Advance as described in Section 2.4(b), Swing Lender as a Lender shall make such Tranche A Advance in the amount of such Borrowing (any such Tranche A Advance made solely by Swing Lender as a Lender pursuant to this Section 2.4(d) being referred to as a "Swing Loan" and such Tranche A Advances being referred to collectively as "Swing Loans") available to Borrowers on the Funding Date applicable thereto by transferring same day funds to Administrative Borrower's Designated Account. Each Swing Loan is a Tranche A Advance hereunder and shall be subject to all the terms and conditions applicable to other Tranche A Advances of the same type hereunder, except that all payments thereon shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Tranche A Advance). Subject to the provisions of Section 2.4(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived in accordance with Section 15.1, or
     (ii) the requested Borrowing would exceed the Tranche A Advance Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.


               (ii) The Swing Loans shall be secured by the Collateral Agent's Liens and shall constitute Tranche A Advances and Obligations

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



     hereunder, and shall bear interest at the rate applicable from time to time to Tranche A Advances of the same type as the applicable Advance.

          (e)  AGENT ADVANCES.

               (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in
     Section 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, or (B) to enhance the likelihood of repayment of the Obligations (any of the Advances described in this Section 2.4(e) shall be deemed to be Tranche A Advances hereunder and shall be referred to as "Agent Advances"); provided, however, that at no time shall the aggregate amount of outstanding Agent Advances under this Section 2.4(e) exceed the result of (1) the lesser of (A) $10,000,000, or (B) 10% of the Borrowing Base then in effect, minus (2) the amount of optional Overadvances made by Agent or Swing Lender to Borrowers pursuant to Section 2.4(i). Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account.

               (ii) Agent Advances shall be repayable on demand and secured by the Collateral Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Base Rate Tranche A Advances.

          (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

               (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested

     Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including
     Section 2.4(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to such account of Agent as Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

               (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent or Swing Lender with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent or Swing Lender to that Lender as part of such next Settlement.

               (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this

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



     Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans or Agent Advances, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

          (g) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

          (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

          (i) OPTIONAL OVERADVANCES. Any contrary provision of this Agreement notwithstanding, if the condition for borrowing under Section 3.3(d) cannot be fulfilled, the Lenders nonetheless hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally continue to make Tranche A Advances (including Swing Loans) to Borrowers, such failure of condition notwithstanding, so long as, at the time any such Tranche A Advance is made , (i) the outstanding Tranche A Usage does not exceed the Borrowing Base by more than the lesser of (A) $10,000,000, or (B) 10% of the Borrowing Base then in effect, (ii) after giving effect to any such Overadvance, the then extant amount of Tranche A Advances does not exceed $50,000,000, and (iii) after giving effect to any such Overadvance, the aggregate amount of outstanding optional Overadvances made by Agent or Swing Lender to Borrowers pursuant to this Section 2.4(i) shall not exceed the result of (1) the lesser of (A)

$10,000,000, or (B) 10% of the Borrowing Base then in effect, minus (2) the amount of Agent Advances outstanding under Section 2.4(e). The foregoing provisions are for the sole and exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.4(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.7(c) hereof without regard to the presence or absence of a Default or Event of Default.

               (i) In the event Agent obtains actual knowledge that the Tranche A Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Tranche A Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Tranche A Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

               (ii) Each Lender with a Tranche A Commitment shall be obligated to settle with Agent as provided in Section 2.4(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this
     Section 2.4(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

     2.5  PAYMENTS.

          (a)  PAYMENTS BY BORROWERS.

               (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

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



               (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (iii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          (b)  APPORTIONMENT, APPLICATION, AND REVERSAL OF PAYMENTS.

               (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise expressly provided in the Loan Documents (or the Fee Split Letters), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of fees (other than fees designated for an Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments and all proceeds of Collateral received by Agent shall be applied as follows:

               (A) first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

               (B) second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

               (C) third, to pay any fees then due to Agent (for its separate accounts after giving effect to the Fee Split Letters) under the Loan Documents until paid in full,

               (D) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to the Fee Split Letters) under the Loan Documents, on a ratable basis, until paid in full; provided, however, that after the occurrence and during the continuance of an Event of Default, the priority of the payment of fees due to Tranche B Lenders, in their capacity as such (and all Lenders that are directly or indirectly successors or assignees of Tranche B

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



          Lenders, in their capacity as such) shall (unless all of the Lenders with a Tranche A Commitment or Tranche A Facility Obligations elect otherwise) be deferred to item "fourteenth" below,

               (E) fifth, to pay interest due in respect of all Agent Advances, until paid in full,

               (F) sixth, ratably to pay interest due in respect of all Advances (other than Agent Advances) and Swing Loans until paid in full, provided, however, that after the occurrence and during the continuance of an Event of Default, the priority of the payment of interest due in respect of the Tranche B Advances (unless all of the Lenders with a Tranche A Commitment or Tranche A Facility Obligations elect otherwise) be deferred to item "fifteenth" below,

               (G) seventh, ratably to pay the principal of all Agent Advances until paid in full,

               (H) eighth, if Tranche A Advance Availability is less than $7,500,000, to pay the principal of all Swing Loans until Tranche A Advance Availability is $7,500,000, such payments to be applied, first, to the outstanding Swing Loans that are Base Rate Advances and, second, to the outstanding Swing Loans that are LIBOR Rate Advances (in the order of their maturity),

               (I) ninth, if Tranche A Advance Availability is less than $7,500,000 (after giving effect to item "eighth" above), to pay the principal of all Tranche A Advances until Tranche A Advance Availability is $7,500,000, such payments to be applied, first, to the outstanding Tranche A Advances that are Base Rate Advances and, second, to the outstanding Tranche A Advances that are LIBOR Rate Advances (in the order of their maturity),

               (J) tenth, ratably to pay the principal of all Tranche B Advances until paid in full, provided, however, that after the occurrence and during the continuance of an Event of Default, the priority of the payment of principal due with respect to Tranche B Advances shall (unless all of the Lenders with a Tranche A Commitment or Tranche A Facility Obligations elect otherwise) be deferred to item "sixteenth" below,

               (K) eleventh, to pay the principal of all Swing Loans until paid in full, such payments to be applied, first, to the outstanding Swing Loans that are Base Rate Advances and, second, if an Event of Default has occurred and is continuing, to the outstanding Swing Loans that are LIBOR Rate Advances (in the order of their maturity),

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



               (L) twelfth, to pay the principal of all Tranche A Advances until paid in full, such payments to be applied, first, to outstanding Tranche A Advances that are Base Rate Advances and, second, if an Event of Default has occurred and is continuing, to the outstanding Tranche A Advances that are LIBOR Rate Advances (in the order of their maturity),

               (M) thirteenth, if an Event of Default has occurred and is continuing, to Agent, to be held by Agent, for the ratable benefit of Agent and those Lenders having a Tranche A Commitment, as cash collateral in an amount equal to 105% of the maximum amount of Issuing Lender's obligations under outstanding Letters of Credit until paid in full,

               (N) fourteenth, to pay any fees then due to Tranche B Lenders in their capacity as such (and all Lenders that are directly or indirectly successors or assignees of Tranche B Lenders, in their capacity as such) under the Loan Documents until paid in full,

               (O) fifteenth, to pay interest then due in respect of all Tranche B Advances until paid in full,

               (P) sixteenth, to pay the principal of all Tranche B Advances until paid in full, and

               (Q) seventeenth, to Borrowers to be wired to the Designated Account or such other Person entitled thereto under applicable law.

               (ii) Agent shall promptly distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.4(h).

               (iii) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.5(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable under any provision of this Agreement.

               (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

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



               (v) In the event of a direct conflict between the priority provisions of this Section 2.5 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
          Section 2.5 shall control and govern, principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each individual Lender) and payments of fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders having a Pro Rata Share of the type of credit facility as to which the particular fee is applicable. In the event that the Collateral Agency and Intercreditor Agreement provides that proceeds of Collateral are to be applied to obligations other than the Obligations, then the payment provisions above shall not control and the provisions of the Collateral Agency and Intercreditor Agreement shall control.

     (c) ASSET DISPOSITION PROCEEDS; REDUCTION OF COMMITMENTS. Promptly upon receipt by Agent of any proceeds from Collateral Agent, whether on account of Permitted Dispositions, condemnation proceeds, casualty proceeds, or otherwise,
(i) subject to the last sentence of this subsection, Agent shall apply such proceeds in accordance with Section 2.5(b) above, (ii) if and to the extent that the Collateral Agency and Intercreditor Agreement requires that the payment of proceeds is to be accompanied by a reduction of the Commitments, then such reduction shall be applied (y) first, to the Tranche A Commitments, such reduction to be applied ratably amongst each of the Lenders with Tranche A Commitments, and (z) second, to the Tranche B Commitments, such reduction to be applied ratably amongst each of the Lenders with Tranche B Commitments, and (ii) if and to the extent that the Collateral Agency and Intercreditor Agreement provides that the payment of proceeds is to be accompanied by a reduction of the Commitments only to the extent elected by the Lenders, then such election shall be made and such reduction shall be applied (y) first, to the Tranche A Commitments, to the extent agreed to by Tranche A Lenders whose Pro Rata Shares aggregate 51% of the Tranche A Commitments, such reduction to be applied ratably amongst each of the Lenders with Tranche A Commitments, and (z) second, if and to the extent that the Tranche A Lenders affirmatively decide that less than all of the available reductions should reduce the Tranche A Commitments, to the extent agreed to by Tranche B Lenders whose Pro Rata Shares aggregate 51% of the Tranche B Commitments, to the Tranche B Commitments, such remaining available reduction to be applied ratably amongst each of the Lenders with Tranche B Commitments. In each instance when the Tranche A Commitments are reduced, (i) the amount of the Maximum Tranche A Amount and the Maximum Facility Amount shall be reduced on a Dollar-for-Dollar basis, and (ii) the amount set forth in
Section 2.1(a)(iii) and the amount set forth in item (iii) of the definition of Tranche A Advance Availability shall be reduced proportionately with the reduction of the Tranche A Commitments. In each instance when the Tranche B Commitments are reduced, the amount of the Maximum Tranche B Amount and the Maximum Facility Amount shall be reduced on a Dollar-for-Dollar basis. In any instance when the Tranche A Commitments are reduced, if, after giving effect to such reduction, the amount of the then extant Letter of Credit Usage exceeds the amount of the Tranche A Commitments, then Agent shall retain from the proceeds remitted to it from the Collateral Agent an amount equal to 105% of such excess and such amount retained shall be held by Agent, for the ratable benefit of Agent and those Lenders having a Tranche A Commitment, as cash collateral until the outstanding Letters of Credit are paid in full, with any balance being applied in accordance with
Section 2.5(b) above.

     2.6 OVERADVANCES.

     If, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to Sections 2.1, 2.2, or 2.3 is greater than either the Dollar or percentage limitations set forth in Sections 2.1, 2.2, or 2.3, (an "Overadvance"), except with respect to optional Overadvances provided for in Section 2.4(i), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in Section 2.5(b). In addition, each Borrower, jointly and severally, hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Agent for the account of the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.7 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

     (a) INTEREST RATES. Except as provided in clause (c) below, all amounts that have been charged to the Loan Account (except for undrawn Letters of Credit) pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if a LIBOR Rate Advance, at a per annum rate equal to the LIBOR Rate plus the LIBOR Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Applicable Base Rate Margin.

     (b) LETTER OF CREDIT FEE. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Tranche A Commitment based upon their Pro Rata Share of the Tranche A Commitment), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(e)) which shall accrue at a rate equal to 2.75% per annum times the average daily aggregate undrawn amount of all outstanding Letters of Credit during the month preceding the date such Letter of Credit fee is due and payable in accordance with Section 2.7(d) hereof.

     (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default, and at the election of any Lender as evidenced by delivery by such Lender of written notice of such election to Agent, Lenders and Administrative Borrower, and effective as of the date such notice is received by Agent or such later date specified in such notice,

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



               (i) all amounts that have been charged to the Loan Account (except for undrawn Letters of Credit) pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and


              (ii) the Letter of Credit fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

          (d) PAYMENTS. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof (except that interest on LIBOR Advances shall be due and payable, in arrears, on the last day of the applicable Interest Period). Each Borrower hereby authorizes Agent, without prior notice to such Borrower, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12 (as and when due or incurred), the charges, commissions, fees, and costs provided for in
Section 2.2 (as and when due or incurred), and all other payments due under any Loan Document to Borrowers' Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Tranche A Advances hereunder if Tranche A Availability is greater than such amounts, but otherwise at the rate then applicable to Tranche B Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Tranche A Advances hereunder if Tranche A Availability is greater than such interest amount, but otherwise at the rate then applicable to Tranche B Advances hereunder.

          (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

          (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, each Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

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



     2.8  CASH MANAGEMENT.

          (a) Each Borrower shall (i) establish and maintain one or more lock boxes (each a "Lockbox") at one or more of the banks set forth on Schedule 2.8(a), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment directly to such Lockboxes (such request may be made in the form of a written direction to make all payments to the applicable Lockbox), and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (whether or not otherwise delivered to a Lockbox) into a bank account in Agent's name (a "Lockbox Account") at one of the banks set forth on Schedule 2.8(a) (a "Lockbox Account Bank"). Borrowers may amend Schedule 2.8(a) to include additional Lockbox Account Banks so long as each such supplemental Lockbox Account Bank is acceptable to Agent.

          (b) Each Guarantor shall (i) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts and all forms of items of payment made in respect of any and all Collateral into bank accounts in such Guarantor's name (each a "Collection Account" and, collectively, the "Collection Accounts") at one of the banks set forth on Schedule 2.8(b) (each a "Collection Account Bank" and, collectively, the "Collection Account Banks"). All Collection Account Banks shall be satisfactory to the Agent. Borrowers may amend Schedule 2.8(b) to include additional Collection Account Banks so long as each such supplemental Collection Account Bank is acceptable to Agent.

          (c) Each Lockbox Account Bank and all Collection Account Banks shall establish and maintain tri-party blocked account agreements with the Agent and the applicable Obligor, in form and substance acceptable to the Agent. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such accounts and proceeds thereof are held by such banks as agent or bailee-in-possession for Agent, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fee and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii)(A) with respect to each bank at which a Collection Account is located, such bank agrees, from and after the date it receives a written notice from Agent that an Event of Default has occurred and is continuing hereunder, immediately to forward by daily sweep all amounts in each Collection Account to the Agent's Account, and (B) with respect to each Lockbox Account Bank, such bank agrees immediately to forward by daily sweep all amounts received in the applicable Lockbox Account to the Agent's Account. No Borrower shall accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date, amounts necessary to meet minimum balance requirements, and amounts maintained in such accounts in the ordinary course of such Borrower's business.

          (d) Unless an Event of Default has occurred and is continuing, each Guarantor may use the funds on deposit in a Collection Account for its working capital purposes. From and after the occurrence of an Event of Default and at the election of the Required Lenders, the funds on deposit in the Collection Accounts of each Guarantor shall be converted into Dollars (at such Guarantor's sole expense) and wired into the Agent's Account to be applied on account of the "Guaranteed Obligations" (as that term is defined in the Canadian Guaranty) of such Guarantor.

          (e) So long as no Default or Event of Default has occurred and is continuing, the Obligors may amend Schedule 2.8(a) or (b) to add or replace a Collection Account Bank, Lockbox Account Bank, Lockbox or Collection Account or to replace the Designated Account; provided, however, that (i) such bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such account or Lockbox with the relevant bank and (ii) prior to the time of the opening of such account or Lockbox, the applicable Borrower or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent. The Obligors shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

          (f) The Lockboxes, Collection Accounts, Designated Account, Lockbox Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Advances and all other Obligations, and in which each Obligor and each Guarantor shall have granted a Lien to Collateral Agent.

     2.9 CREDITING PAYMENTS.

     The receipt of any payment by Agent (whether from transfers to Agent by the Lockbox Account Banks, Collection Account Banks or otherwise) shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any Collection item is received into the Agent's Account on or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge the Obligors for 1/2 of a Business Day of `clearance' or `float' at the rate applicable to Tranche A Advances set forth in Section 2.7(a)(ii) or Section 2.7(c)(i), as applicable, on all Collections (other than Excepted Collections) that are received by the Obligors (regardless of whether forwarded by the Lockbox Banks or Collection Account Banks to Agent). This across-the-board 1/2 of a Business Day clearance or float charge on all Collections (other than Excepted Collections) is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 1/2 of a Business Day of interest on such Collections. The parties further acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.9 shall accrue to the sole and exclusive benefit of Agent.

     2.10 DESIGNATED ACCOUNT.

     Agent is authorized to make the Advances, and issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.7(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, any Advance, Agent Advance, or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

     2.11 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS.

     Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances and Letters of Credit made or issued by Agent or the Lenders to Borrowers' or for Borrowers' account, including, Advances made by Agent or the Lenders for the payment of accrued interest, Lender Group Expenses, and any other payment Obligations of Borrowers. In accordance with Section 2.9, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Lockbox Bank or the Collection Account Banks. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and, absent manifest error, such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.12 FEES.

     The Borrowers shall pay to Agent the following fees, which fees shall be:
(i) non-refundable when paid (irrespective of whether this Agreement is terminated thereafter); and (ii) apportioned among the Lenders in accordance with the terms of the Fee Split Letters (except where expressly stated to the contrary below):

          (a) LOAN ORIGINATION FEE. On the Closing Date, a loan origination fee of $4,500,000, reduced by any amounts previously paid.

          (b) AGENCY FEE. An agency fee equal to $150,000 payable annually in advance (without any rebate if this Agreement is terminated prior to the end of the applicable year) on the Closing Date and on each date that is an anniversary of the Closing Date that occurs prior to the later of (i) the termination of the Commitments, and (ii) the payment in full in cash of the Obligations.

          (c) ANNUAL FEE. An annual fee of $750,000 payable (i) on the date that is the first anniversary of the Closing Date, and (ii) on the date that is the second anniversary of the Closing Date; provided, however, that no such fee shall be payable on a particular date if, prior to such date, the (i) the Commitments have been terminated, and (ii) the Obligations have been paid in full.

          (d) LOAN SERVICING FEE. A loan servicing fee equal to $20,000 payable in arrears on the first day of each month after the Closing Date prior to the date on which (i) the Commitments have been terminated, and (ii) the Obligations have been paid in full; provided, however that the loan servicing fee for the period from and after the Closing Date and up to the last day of the month in which the Closing Date occurs shall be equal to the product of $20,000 multiplied by a fraction the numerator of which is the number of days from and after the Closing Date and up to and including the last day of the month in which the Closing Date occurs and the denominator of which is the number of days in such month.

          (e) UNUSED LINE FEE FOR THE TRANCHE A FACILITY. For the Pro Rata benefit of each Lender with a Tranche A Commitment, on the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum times the result of (a) the Maximum Tranche A Amount, less
(b) the average Daily Balance of the Tranche A Usage during the immediately preceding month,

          (f) UNUSED LINE FEE FOR THE TRANCHE B FACILITY. For the Pro Rata benefit of each Lender with a Tranche B Commitment, on the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.75% per annum times the result of (a) the Maximum Tranche B Amount, less
(b) the average Daily Balance of the Tranche B Usage during the immediately preceding month, and

          (g) FINANCIAL EXAMINATION, VALUATION, AND APPRAISAL FEES. For the sole and separate account of Agent, (i) a separate fee of $750 pay day, per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrowers performed by personnel employed by Agent; provided, however, that, so long as no Event of Default has occurred and is continuing, Borrowers shall not be obligated to pay such fees and expenses in respect of more than 3 such audits in any year; (ii) a one time charge of $3,000 plus outofpocket expenses for expenses for the establishment of electronic collateral reporting systems; and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral, or any portion thereof, or to assess the Obligors' business valuation; provided, however, that, so long as no Event of Default has occurred and is continuing, Borrowers shall not be obligated to pay such charges in respect of more than one Collateral appraisal or business valuation in any year.

Upon the payment of the foregoing fees by the Borrowers to Agent, Borrowers shall be discharged from any further obligation to pay such fees.

     2.13 LIBOR OPTION.

          (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on a portion of the Tranche A Advances be charged at the LIBOR Rate. Interest on LIBOR Rate Advances shall be payable on the last day of each Interest Period applicable thereto. On the last day of each applicable Interest Period, unless Borrower has properly exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Advances automatically shall convert to the rate of interest then applicable to Base Rate Tranche A Advances under Section 2.7 hereof. At any time that an Event of Default has occurred and is continuing, Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Advances to the Base Rate then applicable to Tranche A Advances under Section 2.7(a)(ii) hereof; provided, however, that, unless the Obligations have been declared immediately due and payable pursuant to Section 9 hereof, any outstanding LIBOR Rate Advances shall continue to bear interest at the rate applicable thereto that is based upon the LIBOR Rate (subject to the ability of the Required Lenders to apply Section 2.7(c)(i) thereto) until the last day of each such Interest Period, at which time the interest rate applicable thereto automatically shall convert to the rate of interest then applicable to Base Rate Advances under Section 2.7 hereof.

          (b)  LIBOR ELECTION.

               (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Tranche A Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day. Promptly (but in no event later than 3:00 p.m. (California time) on the date of receipt thereof) upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Tranche A Commitment.

               (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Advance, Borrowers shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of
          (a) the payment of any principal of any LIBOR Rate Advance other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Advance other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Advance on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). In the case of a LIBOR Rate Advance, Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Advance had such event not occurred, at the LIBOR Rate that would have been applicable to such Advance, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Advance), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

               (iii) Borrower shall have not more than 5 Interest Periods in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Advances of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

          (c) PREPAYMENTS. Borrowers may prepay LIBOR Rate Advances at any time without premium or penalty; provided, however, that in the event that LIBOR Rate Advances are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with
Section 2.5(b) or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, Borrowers shall indemnify, defend, and hold Agent and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.13(b).

          (d)  SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

               (i) If any change in applicable law occurring subsequent to the commencement of the then applicable Interest Period (a) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or (b) imposes on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Rate Advances made by such Lender (excluding the Reserve Percentage), and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Rate Advance (or of maintaining its obligation to make any such Advance), then, in any such event, the affected Lender shall give Administrative Borrower and Agent notice of the imposition of such increased costs, which notice shall contain a statement setting forth the basis for determining the amount of such increased costs and Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

               (ii) In the event that a change in market conditions or a change in law, regulation, treaty, or directive, or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent shall immediately transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Advances that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Advances, and interest upon the LIBOR Advances then outstanding shall thereafter accrue interest at the rate then applicable to Base Rate Tranche A Advances as provided in Section 2.7(a)(ii) or Section 2.7(c)(i), as applicable, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

          (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any participant is required actually to acquire eurodollar deposits to fund or otherwise match fund any Advances as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its participants had match funded any Advances as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Advances.

          (f) NOTICE OF INCREASED COSTS. Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to Section 2.13 for any increased costs incurred more than 90 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies Administrative Borrower of the change in law giving rise to such increased costs and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided, that, if the change in law giving rise to such increased costs is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

     2.14 CAPITAL REQUIREMENTS.

               (i) REDUCTION OF RETURN ON CAPITAL. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), having the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitment to make Advances hereunder or its obligations in respect of any Letter of Credit to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and the Agent thereof. Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

               (ii) NOTICE OF REDUCTIONS. Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to Section 2.14 for any reductions incurred more than 90 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies Administrative Borrower of the change in law giving rise to such reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided, that, if the change in law giving rise to such reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.


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
     2.15 JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

          (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

          (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing the Borrowers without preferences or distinction among them.

          (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing the Borrowers will make such payment with respect to, or perform, such Obligation.

          (d) The Obligations of each Person composing the Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing the Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

          (e) Except as otherwise expressly provided in this Agreement, each Person composing the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Person composing the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Person composing the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing the Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing the Borrowers under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing the Borrowers under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing the Borrowers or any Agent or Lender. The joint and several liability of the Persons composing the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing the Borrowers or any Agent or Lender.

          (f) The provisions of this Section 2.15 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing the Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing the Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing the Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing the Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

          (g) Each of the Persons composing the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing the Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

          (h) Each of the Persons composing the Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Collateral Agent, and the Collateral Agent shall deliver any such amounts to the Administrative Agent for application to the Obligations in accordance with Section 2.4(b).

     2.16 REGISTERED NOTES.

     Administrative Borrower on behalf of each of the Persons comprising the Borrowers agrees to record each Advance on the Register referred to in Section
14.1. Any Advance recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than Registered Notes. Upon the registration of any Advance, each Borrower agrees, at the request of any Lender (which request shall contain information concerning the aggregate amount of the applicable Advances to be subject to such note and the allocation of such Advances to such Lender), to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loan (i.e. containing registered note language in form and substance acceptable to such Lender) and registered as provided in Section 14.1 (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, the Advances evidenced by such Registered Note may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

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
     2.17 SECURITIZATION.

     Each Borrower hereby acknowledges that the Lenders and each of their Affiliates may sell or securitize the Advances (a "Securitization") through the pledge of the Advances as collateral security for loans to such Lenders or their Affiliates or through the sale of the Advances or the issuance of direct or indirect interests in the Advances, which loans to such Lenders or their Affiliate or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). Each Borrower shall cooperate with such Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by such Lenders in connection with the Securitization, provided that
(i) any such amendment or additional documentation does not impose material additional costs on the Borrowers and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Borrowers under the Loan Documents or change or affect in a manner adverse to the Borrowers the financial terms of the Advances,
(b) providing such information as may be reasonably requested by such Lenders in connection with the rating of the Advances or the Securitization, and (c) providing in connection with any rating of the Advances or Term Loans a certificate (i) agreeing to indemnify such Lenders and any of their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which such Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Borrowers or its Affiliates to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and such indemnity shall survive any transfer by any Lender or its successors or assigns of the Advances and (ii) agreeing to reimburse such Lenders and any of their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities. Lenders shall use reasonable efforts to minimize any costs, liabilities, or administrative burden on any Borrower in connection with such Borrower's compliance with this section.

3.   CONDITIONS; TERM OF AGREEMENT.

     3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT.

     The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the reasonable satisfaction of Agent and each of the Lenders, of each of the conditions precedent set forth below:

          (a) the Closing Date shall occur on or before April 7, 2000;

          (b) Agent shall have received all financing statements required by Agent, duly executed by the Obligors, and Agent shall have received confirmation of the filing of all (or as many as is acceptable to Agent) of such financing statements;

          (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent and each of the Lenders, duly executed, and each such document shall be in full force and effect:

               (i)     this Agreement;

               (ii) the Security Agreement, together with the U.S. motor vehicle registrations requested by Agent;

               (iii) tri-party blocked account agreements governing the Collection Accounts and the Lockbox Accounts;

               (iv)    the Disbursement Letter;

               (v) the Stock Pledge Agreement, and, as to each Obligor, all certificates representing shares of Stock that are pledged under the Stock Pledge Agreement, together with undated and executed Stock powers with respect to such Stock endorsed in blank, all promissory notes that are pledged under the Stock Pledge Agreement, together with executed endorsements in blank of such promissory notes, and any appropriate control agreements referenced in the Stock Pledge Agreement governing the pledge of uncertificated equity interests owned by Obligors;

               (vi)    the Trademark Security Agreement;

               (vii)   the Patent Security Agreement;

               (viii)  the Copyright Security Agreement;

               (ix)    the Rolling Stock Security Agreement;

               (x)     the Canadian Guaranty;

               (xi)    the Canadian Security Agreement;

               (xii)   the Guaranty;

               (xiii)  the Hypothec;

               (xiv)   the Guarantor Security Agreement;

               (xv)    the Suretyship Agreement;

               (xvi)   the Mortgages;

               (xvii)  the Fee Split Letters;

               (xviii) the Pay-Off Letter, together with UCC termination statements, mortgage lien releases, U.S. motor vehicle registrations and lien releases relating to the same, and other documentation evidencing the termination by DIP Agent of its Liens in and to the properties and assets of the Obligors;

          (d) Agent shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

          (e) Agent shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

          (f) Agent shall have received a certificate of status with respect to each Borrower (other than Oneida Asbestos Removal Inc.), dated within 20 Business Days of the Closing Date or such other date as is acceptable to Agent, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

          (g) Agent shall have received certificates of status with respect to each Borrower (other than Oneida Asbestos Removal Inc. and such other Borrowers as may be agreed to by Agent), each dated within 25 Business Days of the Closing Date or such other date as is acceptable to Agent, such certificates to be issued by the appropriate officer of the jurisdiction in which the Chief Executive Office of such Borrower is located, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

          (h) Agent shall have received a certificate from the Secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

          (i) Agent shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

          (j) Agent shall have received a certificate of status or equivalent document satisfactory to Agent with respect to each Canadian Guarantor, dated within 20

Business Days of the Closing Date or such other date as is acceptable to Agent, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Canadian Guarantor;

          (k) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall be satisfactory to Agent and its counsel;

          (l) Agent shall have received fully executed and delivered originals of (i) the Collateral Agency and Intercreditor Agreement, (ii) the Prepetition Lien Subordination and Intercreditor Agreement, and (iii) the Bonding Lien Intercreditor Agreement, the form and substance of each of which shall be satisfactory to Agent, the Lenders, and their respective counsel;

          (m) Agent shall have received opinions of Obligors' United States and Canadian counsel in form and substance satisfactory to Agent in its Permitted Discretion;

          (n) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit;

          (o) Agent shall have received copies of the Junior Secured Debt Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Parent, and such agreement and documents shall be satisfactory in form and substance to Agent;

          (p) Agent shall have received copies of the PIK Unsecured Debt Indenture and the forms of each of the notes and related agreements and documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Parent, and such agreement and documents shall be satisfactory in form and substance to Agent;

          (q) Agent shall have received copies of the Unsecured Convertible Debt Indenture and the forms of each of the notes and related agreements and documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Parent, and such agreement and documents shall be satisfactory in form and substance to Agent;

          (r) the Confirmation Order shall have been entered by the Bankruptcy Court and shall be in full force and effect, shall be final and non-appealable, and no appeal of the Confirmation Order shall be pending,

          (s) the Stipulation and Order shall have been entered by the Bankruptcy Court and shall be in full force and effect,

          (t) the Canadian Confirmation Order and the Canadian Vesting Order each shall have been entered by the Canadian Bankruptcy Court and shall be in full force and effect, shall be final and non-appealable, and no appeal of either of such orders shall be pending,

          (u) the Plan of Reorganization shall have become effective pursuant to its terms and the terms and conditions of the Confirmation Order and Agent shall have received evidence satisfactory to it that each of the conditions to effectiveness were satisfied;

          (v) the Canadian Transactions shall have been fully consummated in accordance with the terms and conditions of the Canadian Confirmation Order;

          (w) the Pre-Closing Restructuring Transactions shall have been fully consummated;

          (x) Agent shall have received evidence satisfactory to it that (i) Parent has changed its name from "Philip Services (Delaware), Inc." to "Philip Services Corporation", (ii) "1381648 Ontario Inc." has changed its name to "Philip Services Inc.", and (iii) "1381649 Ontario Inc." has changed its name to "Philip Analytical Services Inc.";

          (y) Agent shall have received evidence satisfactory to it, including receipt of recently dated opinions of counsel, augmented with any necessary certificate of the chief financial officer of Parent, regarding the impracticality and/or the burdensome effect upon Obligors that would result in the event that Phencorp Reinsurance Company Inc., a Barbados corporation, and Phencorp International B.V., a Netherlands corporation, guarantied the Obligations or from hypothecated their assets to secure the Obligations;

          (z) Agent shall have received evidence satisfactory to it that all Liens in favor of the "Account Intermediaries" (as that term is defined in the Plan) have been terminated;

          (aa) Agent shall have received evidence satisfactory to it, including an appropriate certificate from the chief financial officer of Parent to the effect that PSC (Europe) Limited or such other entity that has been approved by Agent, has received no less than $5 million in capital contributions from Philip Services Corp. during calendar year 2000;

          (bb) Borrowers shall have paid all Lender Group Expenses incurred by Agent or any other Lender in connection with the transactions evidenced by this Agreement for which invoices have been rendered prior to the initial Advance or the initial issuance of a Letter of Credit;

          (cc) Agent shall have received evidence satisfactory to it, including an appropriate certificate from the chief financial officer of Parent to the effect that the mailing address of 100 King Street West, Suite 2200, Hamilton, Ontario, is a proper mailing address as of the Closing Date for the following
Borrowers: Luntz Acquisition (Delaware) Corporation; RESI Acquisition (Delaware) Corporation; Philip/JD Meagher, Inc.; Philip Metals Recovery (USA) Inc.; ServTech EPC, Inc.; and Philip Metals (USA), Inc. and that any mail delivered to such address will be received in the ordinary course of business by such Borrowers;

          (dd) Agent shall have received copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.9; and

          (ee) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel.

     3.2  [INTENTIONALLY OMITTED]

     3.3  CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT.

     The obligation of the Lender Group (or any member thereof) to make all Advances, Swing Loans, or to issue Letters of Credit (and to make any other extensions of credit provided for hereunder) shall be subject to the following conditions precedent:

          (a) the representations and warranties of the Obligors contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

          (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

          (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrowers, Agent, any Lender, or any of their Affiliates, and

          (d) after giving effect to such Advance, Swing Loan, Letter of Credit, or other extension of credit, Combined Availability is greater than zero.

     The foregoing conditions precedent are not conditions to each Lender (i) participating in or reimbursing Agent for such Lenders' Pro Rata Share of any drawings under Letters of Credit as provided herein, or (ii) participating in or reimbursing Swing Lender or the Agent for such Lenders' Pro Rata Share of any Swing Loan or Agent Advance as provided herein.

     3.4 TERM.

     This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Agent and the Lender Group and shall continue in full force and effect for a term ending on September 30, 2002 (the "Maturity Date"). The foregoing

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



notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     EFFECT OF TERMINATION.

     On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of Borrowers' duties, Obligations, or covenants hereunder. Continuing security interests in the Collateral, for the benefit of the Lender Group, shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. Upon termination of this Agreement and after all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, instruct Collateral Agent to execute and deliver any lien releases, mortgage releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Liens granted by the Obligors to Collateral Agent for the benefit of the Lender Group with respect to the Obligations.

     EARLY TERMINATION BY BORROWERS.

     Borrowers have the option, at any time upon 45 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of the Lender Group in an amount equal to 105% of the maximum amount of the Lender Group's obligations under outstanding Letters of Credit, or (ii) causing the original Letters of Credit to be returned to Agent) in full, together with the Applicable Prepayment Premium. If Borrowers have sent a notice of termination pursuant to the provisions of this Section, but fail to pay the Obligations in full on the date set forth in said notice, then Agent, acting upon the instructions of the Required Lenders, shall have the election, to be made by a notice in writing sent by Agent to Administrative Borrower within 60 Business Days after the date that Borrowers had scheduled as the early termination date, either to (a) require Borrowers to repay the Obligations in full on a date that is 10 days after the date on which such notice is sent, (b) renew this Agreement for an additional term of 1 year (provided, however, that if the Maturity Date shall be less than 1 year from the date that is 60 Business Days after the date that Borrowers had scheduled as the early termination date, such renewal only shall be upon the consent of all Lenders), or (c) continue the terms of this Agreement as if no such early termination notice had been sent. In the event of the termination of this Agreement at any time prior to the Maturity Date, for any other reason, including: (i) termination upon the election of the Lender

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



Group to terminate after the occurrence of an Event of Default, (ii) foreclosure and sale of Collateral resulting in repayment of the Obligations in full, (iii) sale of the Collateral in any Insolvency Proceeding resulting in repayment of the Obligations in full, or (iv) restructure, reorganization and/or compromise of the Obligations by the confirmation of a plan of reorganization, plan or arrangement, or any other plan of compromise, restructure or arrangement in any Insolvency Proceeding, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group and/or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits and/or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to the Lender Group measured as of the date of such termination.

4.   SECURITY INTERESTS.

     4.1  DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

     At any time upon the request of Agent, Borrowers shall execute and deliver to Agent or Collateral Agent, as applicable, all financing statements, fixture filings, security agreements, Control Agreements, pledges, assignments, endorsements of certificates of title, and all other documents that Agent reasonably may deem necessary, in form and substance reasonably satisfactory to Agent, to perfect and continue perfected Collateral Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.

     4.2  POWER OF ATTORNEY.

     Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in
Section 4.1, sign the name of such Borrower on any of the documents described in
Section 4.1, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any drafts against Account Debtors and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Agent, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral and forward all other mail to such Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary, and (h) if Borrower has failed to do so within the time specified in Section
6.19 herein, publish notice of the occurrence of the Effective Date of the Plan of Reorganization in conformity with paragraph 25 of the Confirmation Order. The appointment of Agent as such Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

     4.3  RIGHT TO INSPECT.

     Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify any Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.4  CONTROL AGREEMENTS.

     Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.21 and, if to another securities intermediary, unless each of such Borrower, Collateral Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by a Borrower without the prior written consent of Agent. Upon the occurrence of and during the continuation of an Event of Default, Collateral Agent may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to Agent's Account.

     4.5  COLLATERAL AGENT TO HOLD QUEBEC IRREVOCABLE POWER OF ATTORNEY.

     For greater certainty, and without limiting the powers of the Agent or the Collateral Agents hereunder or under any of the Loan Documents, each of the Lenders and each Borrower hereby acknowledges that each of the Collateral Agents acting for the Lenders having Tranche A Commitments and the Lenders having Tranche B Commitments shall, for purposes of holding any security granted by the Canadian Guarantors on the Canadian Guarantors' respective property pursuant to the laws of the Province of Quebec to secure payment of the Demand Notes, be the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of the Civil Code of Quebec) for themselves and all present and future Lenders and in particular for all present and future holders of such Demand Notes. Agent and each of the Lenders hereby irrevocably constitutes, to the extent necessary, each of the Collateral Agents acting for the Lenders having Tranche A Commitments and the Lenders having Tranche B Commitments as the holder of an irrevocable power of attorney (fonde de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by the Canadian Guarantors in the Province of Quebec to secure such Demand Notes. Each permitted assignee of the Lenders shall be deemed to have confirmed and ratified the constitution of each Collateral Agent as the holder of such irrevocable power of attorney (fonde de pouvoir) by execution of the relevant assignment of its interest. Notwithstanding the provisions of Section 32 of the Special Corporate Powers Act (Quebec), each Collateral Agent may acquire and be the holder of such Demand Notes. The Borrower on its own behalf and on behalf of the Canadian Guarantors hereby acknowledges that the Demand Notes issued by each Canadian Guarantor constitute a title of indebtedness, as such term is used in
Article 2692 of the Civil Code of Quebec.


5.   REPRESENTATIONS AND WARRANTIES.

     In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete in all material respects as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

     5.1  NO ENCUMBRANCES.

     Each Borrower has good and indefeasible title to its Collateral and Real Property, free and clear of Liens except for Permitted Liens.

     5.2  ELIGIBLE ACCOUNTS.

     The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to Obligors' customers in the ordinary course of the Obligors' business, owed to an Obligor without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. Any goods giving rise to such Eligible Accounts have been delivered to the customer, or to the customer's agent for immediate shipment to the customer, and any services giving rise to such Eligible Accounts have been fully performed. As to each Eligible Account, such right to payment is not, unless an exception to any of the following has been consented to in writing by Agent:

          (a) owed by an employee, Affiliate, or agent of any Borrower,

          (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or pursuant to any other agreement providing for repurchase or return (other than pursuant to warranties made in the ordinary course of business),

          (c) payable in a currency other than Dollars (in the case of Eligible Domestic Accounts) or Canadian dollars (in the case of Eligible Canadian Accounts),

          (d) owed by an Account Debtor that has (unless the Account Debtor has provided to the Agent an enforceable "non-offset" letter in form and substance reasonably satisfactory to the Agent) or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to honor the Obligor's right to payment (unless such asserted right of setoff, dispute, or claim has been disclosed in writing to Agent, in which case, such representation shall only be made to the extent of such Account that is not the subject of such setoff, dispute, or claim),

          (e) owed by an Account Debtor that, to the knowledge of Borrowers, is subject to any Insolvency Proceeding or is not Solvent and no Obligor has received notice of an imminent Insolvency Proceeding involving the Account Debtor or a material impairment of the financial condition of the applicable Account Debtor,

          (f) on account of a transaction as to which the goods, the sale of which gives rise to such right to payment, have not been delivered to the Obligor's customer or the services giving rise to such right to payment have not been fully performed,

          (g) a right to receive progress payments or other advance billings that are due prior to the completion of the performance by the Obligor that is to give rise to the subject right to payment, and

          (h) on account of a transaction that has not been billed to the customer (in the case of Eligible Accounts other than Eligible Unbilled Accounts) or is not to be billed to the customer within 30 days of the date of determination (in the case of Eligible Unbilled Accounts).

5.3  RIGHTS AGREEMENT.

     Exhibit RA-1 is a true, correct, and complete copy of the executed Rights Agreement, and the Rights Agreement has not been amended, supplemented or modified in any way, and remains in full force and effect.

5.4  EQUIPMENT.

     Except for immaterial amounts of idle Equipment, all of the Equipment is used or held for use in the Obligors' business and is fit for such purposes.

5.5  LOCATION OF INVENTORY AND EQUIPMENT.

     Except for rail cars, other rolling stock, registered motor vehicles, aircraft, vessels, and immaterial (less than $10,000,000 in market value as reasonably determined by Collateral Agent) amounts of Inventory and other Equipment, (i) no Inventory or Equipment is stored with a bailee, warehouseman, or similar party, and (ii) no Inventory or Equipment is located at any location other than the locations identified on Schedule 6.11.

5.6  INVENTORY RECORDS.

     The Obligors, taken as a whole, keep records that are accurate, in all material respects, and that itemize and describe the type and quantity of its Inventory held for sale and its cost therefor.

5.7  LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN.

     The chief executive office of each of the Obligors is located at the address indicated in Schedule 5.7 and each Borrower's FEIN is identified in
Schedule 5.7.

5.8  DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

          (a) (a) Each Obligor (except for Oneida Asbestos Removal Inc.) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

          (b) Set forth on Schedule 5.8, is a complete and accurate description of the authorized capital Stock of Parent, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8, and other than the conversion rights applicable under the Junior Debt Documents, there are no subscriptions, options, warrants, or calls relating to any shares of the capital Stock of Parent, including any right of conversion or exchange under any outstanding security or other instrument. Except for any such obligation set forth in the Junior Debt Documents, Parent is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

          (c) Set forth on Schedule 5.8, is a complete and accurate list of Parent's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

          (d) Except as set forth on Schedule 5.8, no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of Parent is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

5.9  DUE AUTHORIZATION; NO CONFLICT.

          (a) (a) The execution, delivery, and performance by each Obligor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Obligor.

          (b) The execution, delivery, and performance by each Obligor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Obligor, the Governing Documents of such Obligor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Obligor,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Obligor, except that no Borrower makes the foregoing representation and warranty as to whether the grant of Collateral Agent's Liens in and to any Obligor's right, title, and interest in and to any agreement, instrument, license, permit or other document or General Intangible conflicts with or constitutes a default under such agreement, instrument, license, permit or other document or General Intangible if and to the extent such agreement, instrument, license, permit or other document or General Intangible purports to prohibit the assignment thereof or grant of a security interest therein, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Obligor, other than Permitted Liens, or (iv) except to the extent obtained as of the Closing Date, require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Obligor.

          (c) Other than the filing of financing statements, fixture filings, Mortgages, filings under the PPSA, and filings necessary to perfect security interests in aircraft, rail cars, vessels, and certificated motor vehicles, the execution, delivery, and performance by each Obligor of the Loan Documents to which such Obligor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

          (d) The Loan Documents to which each Obligor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Obligor will be the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (e) The Collateral Agent's Liens granted by the Obligors, for the benefit of the Lender Group, in and to their properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens (in the case of all Obligations other than the Tranche B Obligations) or second priority Liens (in the case of Tranche B Obligations), subject only to Collateral Agent's Liens granted by the Obligors, for the benefit of the holders of the Junior Secured Debt (which Liens are to be junior and subordinate to the Collateral Agent's Liens for the benefit of the Lender Group) and certain Permitted Liens that are specifically identified on Schedule P-3 as being entitled to have priority over Collateral Agent's Liens.

     5.10 LITIGATION.

     Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against any Obligor, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to an Obligor, reasonably could not be expected to result in a Material Adverse Change.

     5.11 NO MATERIAL ADVERSE CHANGE.

     Attached hereto as Schedule 5.11 is a pro forma balance sheet of Parent and its Subsidiaries that is dated as of the Closing Date, which was prepared based upon the most recent balance sheet of Parent and its Subsidiaries available prior to the Closing Date, which was prepared in accordance with GAAP (except for the omission of footnotes, and certain reclassifications and interim period adjustments and accruals (all of which are of a recurring nature and none of which individually, or in the aggregate, would be material)) and presents fairly in all material respects the consolidated financial position of Parent and its Subsidiaries as of the Closing Date. There has not been a Material Adverse Change with respect to Parent and its Subsidiaries since the Closing Date.

     5.12 FRAUDULENT TRANSFER.

          (a) The Obligors, taken as a whole, are Solvent.

          (b) No transfer of property is being made by an Obligor and no obligation is being incurred by an Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Obligor.

     5.13 EMPLOYEE BENEFITS.

     None of the Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes or is required to contribute to any Benefit Plan or any Multiemployer Plan, other than those listed on Schedule 5.13 (such schedule may be amended by Borrowers at any time after the Closing Date only with the prior written consent of the Agent, which consent may be conditioned upon the amendment of the Loan Documents to add such further ERISA-related (and any applicable Canadian law counterparts) provisions as Agent may require in its Permitted Discretion). As of the

Closing Date, Borrowers and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. Full payment has been made by the Borrowers or any of their ERISA Affiliates of all minimum amounts which such entities are required to contribute under the terms of each Plan and Multiemployer Plan except where the failure to so comply, taking all instances in the aggregate, would not reasonably be expected to result in liability in respect of such minimum amounts in excess of $35,000. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of the Borrowers or their Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement.

     5.14  ENVIRONMENTAL CONDITION.

     Except as set forth on Schedule 5.14(a), to Borrowers' knowledge, none of the Obligors' properties or assets has ever been used by an Obligor or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation of applicable Environmental Law in a manner that reasonably is likely, individually or in the aggregate, to result in a Material Adverse Change. Except as set forth on Schedule 5.14(b), to Borrowers' knowledge, none of the Obligors' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site (where the effect that reasonably could be expected to result from such designation or identification reasonably could be expected to result in a Material Adverse Change), or as a candidate for closure pursuant to any environmental protection statute. Except as set forth on Schedule 5.14(c), no Obligor has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any real or personal property owned or operated by an Obligor. Except as set forth on Schedule 5.14(d), no Obligor has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by such Obligor resulting in the releasing or disposing of Hazardous Materials into the environment, other than such summons, citations, notices, or directives that individually or in the aggregate are not reasonably likely to result in a Material Adverse Change.

     5.15  BROKERAGE FEES - OBLIGORS.

     No Obligor has utilized the services of any broker or finder in connection with Borrowers' obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable to any Person solicited or engaged by any Obligor in connection herewith.

     5.16  INTELLECTUAL PROPERTY.


     The Obligors, taken as a whole, own, or hold adequate licenses or rights to use, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of their business, taken as a whole, as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which an Obligor is the owner or is an exclusive licensee.

     5.17 LEASES.

     The Obligors, taken as a whole, enjoy peaceful and undisturbed possession under all leases material to the business of the Obligors, taken as a whole, and to which they are parties or under which they are operating. All of such leases are valid and subsisting and no material default by the Obligors exists under any of them.

     5.18 DDAs.

     Set forth on Schedule 5.18 are all of the Obligors' current DDAs, including, with respect to each depository (i) the name and address of that depository; and (ii) the account number(s) of the account(s) maintained with such depository.

     5.19 OWNED REAL PROPERTY AND MATERIAL LEASES.

     Schedule 5.19 is a listing of all Real Property that is either (a) owned in fee by the Obligors, or (b) leased by the Obligors and identified by the Obligors as being material to the business of the Obligors taken as a whole.

     5.20 COMPLETE DISCLOSURE.

     All factual information (taken as a whole) furnished by or on behalf of the Obligors in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Obligors in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     5.21 INDEBTEDNESS.

     Set forth on Schedule 7.1 is a true and complete list of all (a) Indebtedness of the Obligors outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date, and (b) agreements existing immediately prior to the Closing Date that are to remain outstanding after the Closing Date pursuant to which the Obligors are entitled to incur Indebtedness, in each case showing the aggregate principal amount thereof and the name of the Obligor which directly or indirectly is obligated on account of such Indebtedness.

     5.22 PROJECT ACCOUNTS.

     Set forth on Schedule 5.22 is a true and complete list of all Project Accounts.

     5.23 DIRECTORS' COMPENSATION.

     Set forth on Schedule 5.23 is a description of the annual fee or per-meeting fees to be paid to directors by each Obligor for the current fiscal year.

6.   AFFIRMATIVE COVENANTS.

     Borrowers covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each Obligor (or each Borrower, if the language expressly does not refer to the Obligors) shall do all of the following:

     6.1 ACCOUNTING SYSTEM.

     Maintain a system of accounting that enables Parent to produce consolidated financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Obligors, taken as a whole, also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

     6.2 COLLATERAL REPORTING.

     Provide Agent (with copies for each Lender to be provided by Agent or Obligors) with the following documents (or electronic equivalent of such documents) at the following times in form reasonably satisfactory to Agent (it being understood that, absent a request by Agent for information with respect to a particular Obligor, this covenant shall be deemed satisfied to the extent that the Administrative Borrower provides the following information for the Obligors taken as a whole):

If the average            then,
Combined
Availability for the 5    on a bi-weekly basis (but not later than the Tuesday
day period                immediately following the reporting period), a
immediately preceding     detailed aging, by total of the Accounts,
the date of               together with a detailed calculation of the non-
determination is          Eligible Accounts.
greater than or equal
to $40,000,000

If the average             then,
Combined                   on a weekly basis ((but not later than the Tuesday
Availability for the 5     immediately following the reporting period), a
day period                 detailed aging, by total of the Accounts, together
immediately preceding      with a detailed calculation of the non-Eligible
the date of                Accounts.
determination is
greater than or equal
to $20,000,000 but
less than $40,000,000

If the average             then,
Combined                   on such frequency as Agent shall require, a detailed
Availability for the 5     aging, by total, of the Accounts together with a
day period                 detailed calculation of the non-Eligible Accounts.
immediately preceding
the date of
determination is less
than $20,000,000

Monthly (not later         (a) a detailed calculation of the Borrowing Base,
than the 15th calendar
day of each month if       (b) a detailed aging, by total, of the Accounts,
the average Combined       together with a reconciliation to the detailed
Availability for the 5     calculation of the Borrowing Base and a
day period                 reconciliation to the general ledger,
immediately preceding
the date of
determination is less      (c) a summary aging, by vendor, of the Obligors'
than $40,000,000,          accounts payable and any book overdraft, and
otherwise, not later
than the 15th Business     (d) a calculation of Dilution for the prior month.
Day of each month)

Upon request by            (e) a detailed list of the Obligors' customers,
Agent
                           (f) copies of invoices in connection with the
                           Accounts, credit memos, remittance advices, deposit
                           slips, shipping and delivery documents in connection
                           with the Accounts and, for Inventory and Equipment
                           acquired by an Obligor, purchase orders and invoices,

                           (g) Inventory reports specifying the Obligors' cost and the wholesale market value of their Inventory, by category, with additional detail showing additions to and deletions from the Inventory, and

                                      -82-

                           (h) such other reports as to the Collateral, or the financial condition of an Obligor as Agent may request.

     6.3  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

     Deliver to Agent, with sufficient copies for each Lender the following documents or their electronic equivalent (it being understood that, absent request by Agent for information with respect to a particular Obligor, this covenant shall be deemed satisfied to the extent that the Administrative Borrower provides the following information for the Obligors taken as a whole):

          (a) as soon as available, but in any event within 45 days after the end of each month during each of Parent's fiscal years,

               (i) a company prepared consolidated balance sheet, statement of earnings, and statement of cash flow covering Parent's and its Subsidiaries operations during such period,

               (ii) a certificate signed by the chief financial officer of Administrative Borrower on behalf of Administrative Borrower to the effect that:

               (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects the financial condition of Parent and its Subsidiaries,

               (B) the representations and warranties of the Obligors contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),


               (C) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the applicable Obligor has taken, is taking, or proposes to take with respect thereto), and

               (iii) for each month that is the date on which a financial covenant in Section 7.19 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.19, and

          (b) as soon as available, but in any event within 120 days after the end of each of Parent's fiscal years that occurs after the Closing Date,

               (i) consolidated financial statements of Parent and its Subsidiaries for each such fiscal year, audited by PriceWaterhouseCoopers or other independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, statement of earnings, and statement of cash flow and, if prepared, such accountants' letter to management),

               (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.19,

          (c) if and when filed by Parent,

               (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

               (ii) any other filings made by Parent with the SEC, and

              (iii) any other information that is provided by Parent to its shareholders generally,

          (d) upon the request of Agent,

               (i) any other report reasonably requested relating to the financial condition of Parent or any of the other Obligors.

     In addition to the financial statements referred to above, Borrowers agree to deliver promptly to Agent (with copies for each Lender) copies of management reports, in the form historically prepared by Parent, that reflect the operational performance of each of the individual business segments of the Borrowers taken as a whole. Without limiting the foregoing, Borrowers agree (unless and until the UK Metals Operations have been sold)

                                       -84
that each of the financial statements to be delivered hereunder shall be prepared on a consolidating basis reflecting the financial performance of Parent and its Subsidiaries (exclusive of the financial performance of the UK Metals Operations) and reflecting the UK Metals Operations. Borrowers agree that their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning the Obligors that Agent reasonably may request; provided, however, that, prior to contacting such independent certified public accountants, Agent shall attempt, in good faith, to obtain such information from Borrowers.

     6.4  TAX RETURNS.

     Upon the request of Agent, deliver copies of all federal income tax returns as soon as the same are available and in any event no later than 45 days after the same are required to be filed by law (after giving effect to any applicable duly filed extensions).

     6.5  [INTENTIONALLY OMITTED].


     6.6  CERTIFICATES OF TITLE.

     Upon Agent's request, promptly deliver to Collateral Agent, properly endorsed, any and all certificates of title to any items of Equipment.

     6.7  MAINTENANCE OF EQUIPMENT.

     Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved, except where Borrowers determine that to do so would not be economic and where the failure to do so is not reasonably likely to result in a Material Adverse Change. Other than those items of Equipment that constitute fixtures on the Closing Date, each Obligor shall use its commercially reasonable efforts to prevent any item of Equipment from becoming a fixture to real estate (other than Real Property Collateral) or an accession to other property, and such Equipment shall at all times remain personal property.

     6.8  TAXES.

     Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Obligor or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. The Obligors will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that each Obligor has made such payments or deposits. Upon the request of Agent, each Obligor shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (a) such Obligor conducts business or is required to pay any such excise tax, (b) where such Obligor's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Obligor, or (c) where such Obligor's failure to pay any such applicable excise tax would constitute a Material Adverse Change. The foregoing notwithstanding, Obligors may have at any one time outstanding: (i) an amount of $500,000 in unpaid and delinquent taxes and assessments (exclusive of those subject to Permitted Protests); plus (ii) delinquent taxes owing by BEC/Philip in the approximate amount of $338,000 owing to Jefferson County, Alabama; plus
(iii) provincial sales taxes in arrears in the approximate amount of $305,000 as identified on that certain document labeled as "Receiver's Reserve Estimate" (collectively, "Permitted Delinquent Taxes"). Obligors shall use their commercially reasonable efforts to promptly discharge and pay the Permitted Delinquent Taxes.

     6.9 INSURANCE.

          (a) At Obligors' expense, maintain insurance respecting the Collateral, wherever located, and with respect to Obligors' business, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Obligors also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Obligors shall deliver copies of all such policies to Agent with 438 BFU lender's loss payable endorsements or other reasonably satisfactory lender's loss payable endorsements, naming Collateral Agent as loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever. If Obligors fail to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrowers' Loan Account therefor.

          (b) At Obligors' expense, obtain and maintain (i) insurance of the type necessary to insure the Collateral and all improvements to the Real Property for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, and other risks from time to time included under "extended coverage" policies, in such amounts as Agent may require, but in any event in amounts sufficient to prevent the Obligors from becoming a coinsurer under such policies, (ii) combined single limit bodily injury insurance against any loss, liability, or damages per occurrence in an amount not less than that historically maintained by the Obligors; and (iii) insurance for such other risks as Agent may require in its Permitted Discretion.

          (c) Obligors shall give Agent prompt notice of any material loss covered by such insurance. Collateral Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Obligors whatsoever in respect of such adjustments; provided, however, prior to the occurrence and during the continuance of an Event of Default, Obligors shall have the right to adjust any losses payable under any such insurance policies involving amounts less than $5,000,000. Any monies to be received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall (i) if no Event of Default has occurred and is continuing and if such proceeds are $5,000,000, or less, be paid to Administrative Borrower for application solely to the cost of repairs, replacements, or restorations or to the repayment of the Obligations, and (ii) in all other cases, be paid to Collateral Agent to be applied pursuant to the terms of the Collateral Agency and Intercreditor Agreement. Borrowers agree that if any Borrower receives any payment for any loss under any insurance policy mentioned above or any payment of any award or compensation for condemnation or taking by eminent domain and clause (ii) above applies, such Borrower shall hold such proceeds in trust for, and promptly pay such proceeds over to, the Collateral Agent having the senior lien under the Collateral Agency and Intercreditor Agreement. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

          (d) No Borrower will take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.9, unless Collateral Agent is included thereon as named insured with the loss payable to Collateral Agent under a standard 438BFU endorsement or its equivalent. The applicable Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies immediately shall be provided to Agent.

     6.10 [INTENTIONALLY OMITTED].

     6.11 LOCATION OF INVENTORY AND EQUIPMENT.

     Keep the Inventory and Equipment (other than railcars, other rolling stock, registered motor vehicles, aircraft, vessels, and immaterial (less than $10,000,000 in market value as reasonably determined by Collateral Agent) amounts of Inventory and other Equipment) at no locations other than those identified on Schedule 6.11; provided, however, that Administrative Borrower may amend Schedule 6.11 so long as such amendment occurs by written notice to Collateral Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as, for any Borrower or Canadian Guarantor, such new location is within the continental United States or Canada, and so long as, at the time of such written notification, the applicable Obligor provides any financing statements, fixture filings, or other filings necessary to perfect and continue perfected the Collateral Agent's Liens on such assets.

     6.12 COMPLIANCE WITH LAWS.

     Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non- compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     6.13 EMPLOYEE BENEFITS.

          (a) Cause to be delivered to Agent, each of the following: (i) promptly, and in any event within 10 Business Days after any Borrower or any of its ERISA Affiliates knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of such Borrower describing such ERISA Event and any action that is being taking with respect thereto by such Borrower, or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Each Borrower or such ERISA Affiliate, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by a Borrower, any of its Subsidiaries or, to the knowledge of a Borrower, any ERISA Affiliate with respect to such request, and
(iii) promptly, and in any event within 3 Business Days after receipt by such Borrower, any of its Subsidiaries or, to the knowledge of such Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

          (b) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the applicable Borrower or its ERISA Affiliates; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan and each other Plan intended to be qualified under Section 401(a) of the IRC; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the applicable Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to such Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of the applicable Borrower or its Subsidiaries under any Retiree Health Plan.

     6.14 LEASES.

     Pay when due all rents and other amounts payable under any leases to which each Obligor is a party or by which an Obligor's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     6.15 BROKERAGE COMMISSIONS.

     Pay any and all brokerage commission or finders fees incurred by Borrowers in connection with or as a result of Borrowers' obtaining financing from the Lender Group under this Agreement, if any. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers and Borrowers agree to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder (other than a broker or finder solicited or retained by the Lender Group) arising out of Borrowers' obtaining financing from the Lender Group under this Agreement.

     6.16 PROJECTIONS.

     Not later than 30 days after the end of each fiscal year of Parent, commencing with fiscal year 2001, deliver to Agent Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming 2 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith estimate of the financial performance of the Obligors projected to be achieved during the period covered thereby. The foregoing to the contrary notwithstanding, (a) projections in the form of the projections delivered to Agent prior to the Closing Date shall be presumed to be in form acceptable to Agent, and (b) Agent may not deem projections to be unsatisfactory to it solely because it is not satisfied with the financial condition or prospects of Parent and its Subsidiaries as described in such projections.

     6.17 CORPORATE EXISTENCE, ETC.

     Other than as may be affected by the consummation of Permitted Transactions, at all times preserve and keep in full force and effect each Obligor's valid corporate existence and good standing and any rights and franchises material to the Obligors' businesses.

     6.18 DISCLOSURE UPDATES.

     Promptly and in no event later than 5 Business Days after an officer of Administrative Borrower obtaining knowledge thereof, (i) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (ii) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

     6.19 PUBLICATIONOF NOTICE OF THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION.

     No later than five Business Days after the Effective Date of the Plan of Reorganization, publish notice of the occurrence of the Effective Date of the Plan of Reorganization as required by paragraph 25 of the Confirmation Order.

     6.20 PROJECT ACCOUNTS.

     Promptly, but in no event later than 5 Business Days after an officer of a Borrower obtains knowledge thereof, amend Schedule 5.22 to reflect any additions or substitutions thereto; provided, however, that all such Project Accounts shall be maintained with a bank satisfactory to Agent.

     6.21 EXISTING LETTERS OF CREDIT.

     Parent will use its commercially reasonable efforts to negotiate with the beneficiaries of any Existing Letters of Credit for the replacement of such Existing Letters of Credit, whether or not such Existing Letters of Credit have been backstopped by an Underlying Letter of Credit issued under this Agreement.

     6.22 OMITTED GOOD STANDING CERTIFICATES.

     Parent will use its commercially reasonable efforts to obtain good standing qualifications and certificates of good standing for Oneida Asbestos Removal Inc. in its jurisdiction of organization and in the jurisdiction of their Chief Executive Office. Promptly upon receiving notice that such entities are in good standing in their jurisdiction of incorporation, but in no event later than ten Business Days after an officer of such entity or Parent obtains knowledge thereof, cause Oneida Asbestos Removal Inc. to ratify its execution, delivery and performance of this Agreement and all other Loan Documents by documentation acceptable to Agent.

     7. NEGATIVE COVENANTS.

     Borrowers covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, no Obligor shall (or no Borrower shall, if the language expressly does not refer to the Obligors) do any of the following:

7.1 INDEBTEDNESS.

     Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

          (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness to issuers of letters of credit that are the subject of L/C Undertakings;

          (b) Indebtedness set forth on Schedule 7.1(a);

          (c) (i) Purchase Money Indebtedness having a principal amount of $100,000 or greater per holder of such Indebtedness, which such Indebtedness exists as of the Closing Date and is described on Schedule 7.1(b), (ii) Purchase Money Indebtedness having a principal amount less than the amount set forth in clause (i) above per holder of such Indebtedness, which such Indebtedness exists as of the Closing Date, and (iii) Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not to exceed
(y) $18,000,000, minus (z) the amount of Indebtedness outstanding under clauses
(i) and (ii) of this subsection (collectively, "Permitted Purchase Money Indebtedness");

          (d) $350,000,000 in principal amount (plus the amount of (i) unpaid interest, fees, and costs accrued thereunder, and (ii) accrued interest paid in kind) of Indebtedness created under the Junior Secured Credit Agreement;

          (e) Indebtedness created under the PIK Unsecured Debt Indenture in a principal amount equal to $48,000,000 (plus the amount of (i) unpaid interest, fees, and costs accrued thereunder, and (ii) accrued interest paid in kind);

          (f) $18,000,000 in principal amount of Indebtedness issued under the Unsecured Convertible Debt Indenture (plus the amount of accrued and unpaid interest);

          (g) refinancings, renewals, replacements or extensions of Indebtedness permitted under clauses (b), (c), (d), (e), and (f) of this Section 7.1 (and continuance, replacement or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, replacements or extensions do not materially impair the prospects of repayment of the Obligations by the Obligors, (ii) the net cash proceeds of such refinancings, replacements renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, replaced or extended, (iii) such refinancings, renewals, replacements or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, replaced or extended, (iv) to the extent that Indebtedness that is refinanced, renewed, replaced or extended was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing, renewal, replacement or extension Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced, renewed, replaced or extended Indebtedness, and
(v) such refinancing, renewal, replacement or extension shall not obligate any Obligor which was not previously obligated with respect to the Indebtedness that is the subject of such refinancing, renewal, replacement or extension;

          (h) Indebtedness owed (i) by Parent to any Borrower or Guarantor, (ii) by any wholly-owned Borrower to Parent, (iii) by any wholly-owned Borrower to any other wholly-owned Borrower, (iv) by any wholly-owned Guarantor to Parent, or (v) by any wholly-owned Guarantor to any other wholly-owned Guarantor;

          (i) Indebtedness necessary to comply with the Obligors' bonding requirements, as approved from time to time, by the Required Lenders;

          (j) guaranties permitted by Section 7.6 hereof; and

          (k) Permitted Delinquent Taxes.

     7.2 LIENS.

     Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for (i) Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(g) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness) and (ii) Liens securing Permitted Delinquent Taxes.

     7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

     Except for the consummation of the Canadian Transactions and except for Permitted Transactions and Permitted Dispositions,

          (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

          (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

          (c) Convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets, provided, that nothing contained in this Agreement shall be construed to restrict or limit any offering, issuance, or sale by Parent, in one or more transactions, public or private, of its Stock (including any concomitant increase in the number of authorized shares of Stock of Parent or in the authorized share capital of Parent), so long as such offerings, issuances, and sales are made in compliance with all applicable laws and regulations.

     7.4 DISPOSAL OF ASSETS.

     Sell, lease, assign, transfer, or otherwise dispose of any of the Obligors' properties or assets, other than pursuant to Permitted Dispositions, the Canadian Transactions and Permitted Transactions.

     7.5 CHANGE NAME.

     Except for the consummation of the Canadian Transactions, and Permitted Transactions, and except as required by Section 3.1(y) hereof, change any Obligor's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name, except that any Obligor may do so upon at least 30 days prior written notice to Collateral Agent and Agent of such change and so long as, at the time of such written notification, such Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected Collateral Agent's Liens in the Collateral.

     7.6 GUARANTEE.

     Guarantee or otherwise become in any way liable with respect to the obligations of any Person other than:

     (a) guaranties by one Obligor of the obligations of another Obligor,

     (b) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, guaranties by an Obligor of the obligations of a Subsidiary of Parent that is not an Obligor in an amount not to exceed, in the aggregate for all such guaranties made during each of the periods specified in clauses (i), (ii) or (iii) below, as the case may be, the following amounts: (i) during the period of time from and after the Closing Date up to but not including the first anniversary of the Closing Date, the result of (y) $5,000,000 minus (z) the aggregate amount of Permitted Investments that were made during such period pursuant to clause (c) of the definition of Permitted Investment as of the date of determination, (ii) during the period of time from and after the first anniversary of the Closing Date up to but not including the second anniversary of the Closing Date, the result of (y) $5,000,000 minus (z) the aggregate amount of Permitted Investments that were made during such period pursuant to clause (c) of the definition of Permitted Investment as of the date of determination, and (iii) during the period of time from and after the second anniversary of the Closing Date up to and including the Maturity Date, the result of (y) $2,500,000 minus (z) the aggregate amount of Permitted Investments that were made during such period pursuant to clause (c) of the definition of Permitted Investment as of the date of determination,

     (c) guaranties existing as of the Closing Date and described on Schedule
7.6 hereto and extensions or renewals of such guaranties, so long as the principal amount of the obligations guarantied is not increased beyond the principal amount of the applicable guaranty as of the date of such extension or renewal, or

     (d) endorsement of instruments or items of payment for deposit to the account of an Obligor or which are transmitted or turned over to Collateral Agent.

     7.7 NATURE OF BUSINESS.

     Make any material change in the principal nature of the Obligors' business, taken as a whole.

     7.8 PREPAYMENTS AND AMENDMENTS.

          (a) Except in connection with a refinancing permitted by Section 7.1(g) or as provided in subsection (c) below, and other than with respect to Indebtedness permitted under Section 7.1(h), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any Person, other than the Obligations in accordance with this Agreement,

          (b) Except in connection with a refinancing permitted by Section 7.1(g), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d), (e), or (f) in any manner that is or reasonably could be expected to be materially adverse to the Obligors or to the interests of the Lender Group or that materially impairs the prospects of timely repayment of the Obligations.

          (c) Amend, supplement, or modify any Junior Debt Document or repay the principal of, or make any other payment in relation to, the Indebtedness governed by the Junior Debt Documents; provided, so long as no Event of Default has occurred and is continuing or would result therefrom, the foregoing shall not prohibit (i) the payment of regularly scheduled payments of interest on the Indebtedness governed by the Junior Debt Documents (including Deferral Period Interest as defined in the Junior Unsecured Debt Documents); provided, however, that the Obligors shall not pay any interest in cash that they have the contractual right to pay in kind, (ii) the payment of principal or interest on the Junior Secured Debt in such amounts as may be required by Section 2.03(A)(c) of the Junior Secured Debt Credit Agreement as in effect on the Closing Date, provided, however, that the Obligors shall not pay any such amounts in cash that they have the contractual right to defer or pay in kind, (iii) the repayment of the Junior Debt, in whole or in part, with the proceeds of any refinancing thereof (provided that such refinancing Indebtedness complies with the requirements of Section 7.1(g)), (iv) the prepayment of the Junior Secured Debt with the proceeds of asset dispositions, if and to the extent provided for under the terms of the Collateral Agency and Intercreditor Agreement and (v) the prepayment of the Junior Unsecured Debt in accordance with the terms of the Junior Unsecured Debt Documents solely with the proceeds of a capital contribution made by a shareholder of Parent.

          (d) Amend, supplement, or modify the Rights Agreement in any material respect.

     7.9 [INTENTIONALLY OMITTED].

     7.10 CONSIGNMENTS.

     Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, or, except in connection with the businesses of brokering, or entering into tolling agreements regarding, scrap metal, have possession of any property on consignment to an Obligor.

     7.11 DISTRIBUTIONS.

     Other than distributions or declaration and payment of dividends by an Obligor to Parent or a wholly-owned Obligor, make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of any Obligor's Stock, of any class, whether now or hereafter outstanding.

     7.12 ACCOUNTING METHODS.

     Modify or change its method of accounting (other than as may be required to conform to GAAP). Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information; provided, however, that, prior to contacting such accounting firm or service bureau, Agent shall attempt, in good faith, to obtain such information from borrowers.

     7.13 INVESTMENTS.

     Except for Permitted Investments and Permitted Acquisitions, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that, if Combined Availability is $40,000,000 or less, and the Obligors have Permitted Investments (other than in the Lockbox Accounts, the Collection Accounts, the Designated Account (in amounts consistent with its ordinary course of business), or the Project Accounts) in deposit accounts or securities accounts, in excess of $10,000,000 in the aggregate for all Obligors in all such accounts at any one time, then, upon Agent's request, such Obligors shall promptly enter into such Control Agreements or similar arrangements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) Collateral Agent's Liens in such Permitted Investments.

     7.14 TRANSACTIONS WITH AFFILIATES.

     Except as set forth on Schedule 7.14, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Obligor except for transactions between wholly-owned Obligors (other than Obligors that are neither Borrowers nor Canadian Guarantors) and except for transactions that are in the ordinary course of such Obligor's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to such Obligor than would be obtained in an arm's length transaction with a non-Affiliate.

     7.15 SUSPENSION.

     Permit the Obligors, taken as a whole, to suspend or go out of a substantial portion of its business.

     7.16 DIRECTORS' COMPENSATION.

     Increase the annual fee or per-meeting fees paid to directors of any Obligor during any year by more than 15% over the prior year.

     7.17 USE OF PROCEEDS.

     Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing under the DIP Credit Agreement, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the Plan of Reorganization, or the Junior Secured Debt Documents, and the transactions contemplated thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes. Anything in the Loan Documents to the contrary notwithstanding, the proceeds of any Tranche A Advance shall not be used to repay any outstanding Tranche B Advance unless Tranche A Advance Availability is greater than $5,000,000 after giving effect to such Tranche A Advance.

     7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES.

     Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Collateral Agent and Agent and so long as, at the time of such written notification, such Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the Collateral Agent's Liens. Except for immaterial (less than $10,000,000 in market value as reasonably determined by Collateral Agent) amounts of Inventory and Equipment that is stored with a bailee, warehouseman, or similar party in the ordinary course of business, no Inventory or Equipment shall at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Collateral Agent's prior written consent.

          7.19 FINANCIAL COVENANTS. Fail to maintain:

          (a) EBITDA. EBITDA of Parent and its Subsidiaries (exclusive, however, of all results of operation (including EBITDA) attributable to the UK Metals Operations), on a consolidated basis, for the trailing period ended as of the end of the applicable fiscal quarter set forth below, of at least the amount corresponding thereto:


Fiscal Quarter Ending                             Minimum EBITDA
----------------------------------------------------------------
for the 3 months ended                               $4,000,000
March 31, 2000
----------------------------------------------------------------
for the 6 months ended June                         $10,000,000
30, 2000
----------------------------------------------------------------
for the 9 months ended                              $25,000,000
September 30, 2000
----------------------------------------------------------------
for the 12 months ended                             $45,000,000
December 31, 2000
----------------------------------------------------------------
for the 12 months ended                             $65,000,000
March 31, 2001
----------------------------------------------------------------
for the 12 months ended                             $79,500,000
June 30, 2001
----------------------------------------------------------------
for the 12 months ended                             $89,000,000
September 30, 2001
----------------------------------------------------------------
for the 12 months ended                             $96,000,000
December 31, 2001, and for
the 12 months ended as of
the end of each fiscal quarter
thereafter

          (b) Interest Coverage Ratio. An Interest Coverage Ratio for Parent and its Subsidiaries (exclusive, however, of all results of operation (including EBITDA and Cash Interest Expense) attributable to the UK Metals Operations), on a consolidated basis, for the trailing period ended as of the end of the applicable fiscal quarter set forth below, of at least the amount corresponding thereto:


                                                Minimum Interest Coverage
Fiscal Quarter Ending                                     Ratio
-------------------------------------------------------------------------
for the 3 months ended                                0.50:1.00
March 31, 2000
-------------------------------------------------------------------------
for the 6 months ended June                           0.65:1.00
30, 2000
-------------------------------------------------------------------------
for the 9 months ended                                1.00:1.00
September 30, 2000
-------------------------------------------------------------------------
for the 12 months ended                               1.40:1.00
December 31, 2000
-------------------------------------------------------------------------
for the 12 months ended                               2.00:1.00
March 31, 2001
-------------------------------------------------------------------------
for the 12 months ended June                          2.40:1.00
30, 2001
-------------------------------------------------------------------------
for the 12 months ended                               2.50:1.00
September 30, 2001
-------------------------------------------------------------------------
for the 12 months ended                               2.50:1.00
December 31, 2001, and for
the 12 months ended as of
the end of each fiscal quarter
thereafter

     7.20 CAPITAL EXPENDITURES.

     Make capital expenditures in any fiscal quarter in excess of $30,000,000, or, in the aggregate, in any fiscal year in excess of $80,000,000 (which amount shall include all expenditures made in connection with any Permitted Acquisition).

     7.21 SECURITIES ACCOUNTS.

     No Obligor shall establish or maintain any Securities Account unless Collateral Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. Each Obligor agrees that it will not transfer assets out of any Securities Accounts; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, such Obligor may use such assets to the extent permitted by this Agreement.

     7.22 ERISA CONCERNS.

     No Borrower shall directly or indirectly:

               (a) engage, or permit any Subsidiary of any Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

               (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

               (c) fail, or permit any of its ERISA Affiliates to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

               (d) terminate, or permit any of its ERISA Affiliates to terminate, any Benefit Plan where such event would result in any liability of such Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

               (e) fail, or permit any of its ERISA Affiliates to fail, to make any required contribution or payment to any Multiemployer Plan;

               (f) fail, or permit any of its ERISA Affiliates to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

               (g) amend, or permit any of its ERISA Affiliates to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

               (h) withdraw, or permit any of its ERISA Affiliates to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

          which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of a Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $2,500,000.

8.  EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If any Obligor fails to pay when due and payable, or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations); provided, however, that in the case of Overadvances that are caused by the charging of interest, fees, or Lender Group Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days of Administrative Borrower's receipt of telephonic or other notice of such Overadvance, Borrowers eliminate such Overadvance;

     8.2 If any Obligor fails or neglects to (a) perform, keep, or observe any covenant or other provision contained in Sections 6.2, 6.3, 6.6, 6.7, 6.11, 6.12, and 6.14 hereof and such failure or neglect continues for a period of 5 days after the date on which such failure or neglect first occurs, or (b) perform, keep, or observe any covenant or other provision contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in this Section 8) or the other Loan Documents (other than a Section of such other Loan Documents dealt with elsewhere in this Section 8) and such failure or neglect is not cured within 15 days after the date on which such failure or neglect first occurs, or (c) perform, keep, or observe any covenant or other provision contained in Section 6 (other than a subsection of Section 6 that is dealt with elsewhere in this Section 8), or Section 7 of this Agreement or any comparable provision contained in any of the other Loan Documents;

     8.3 [intentionally omitted];

     8.4 If any portion of an Obligor's property or assets with a value greater than $2,500,000 individually or in the aggregate, is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Obligor;

     8.5 If an Insolvency Proceeding is commenced by any Obligor;

     8.6 If an Insolvency Proceeding is commenced against any Obligor and any of the following events occur: (a) such Obligor consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Obligor; or (e) an order for relief shall have been issued or entered therein;

     8.7 If any one or more of the Obligors is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of the Obligors taken as a whole;

     8.8 (a) If a notice of Lien, levy, or assessment is filed of record with respect to any of Obligor's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Obligor's properties or assets and the same is not paid on the payment date thereof, or (b) if notices of Lien, levy, or assessment in an aggregate amount in excess of $2,500,000 are filed of record with respect to any of Obligor's properties or assets by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien exceeding the foregoing aggregate limitation, whether choate or otherwise, upon any of Obligor's properties or assets and the same is not paid on the payment date thereof;

     8.9 If one or more judgments or other claims involving an aggregate amount of $2,500,000, or more, in excess of the amount covered by insurance, becomes a Lien or encumbrance upon any material portion of any Obligor's assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by such Obligor;

     8.10 (a) If there is a default in any agreement to which an Obligor is a party under which Indebtedness of such Obligor involving not less than $2,500,000 is owing and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right of the holder of such Indebtedness, irrespective of whether exercised, to accelerate the maturity of such Obligor's obligations thereunder, and such default is not cured or waived prior to the date that is the earlier of (y) the date that is 15 days after the date on which such default first occurred, and (z) the date on which such Obligor's obligations thereunder are accelerated or (iii) results in the termination of such agreement;

          (b) If there is a default by an Obligor with respect to any performance or payment bond having a face amount of not less than $2,500,000 and such default (i) occurs at the final maturity of the obligations thereunder, or
(ii) results in a right of the issuer of such performance or payment bond, irrespective of whether exercised, to accelerate the maturity of such Obligor's obligations thereunder;

     8.11 If any Obligor makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms hereof and by the terms of the subordination provisions applicable to such Indebtedness;

     8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by any Obligor or any officer, employee, agent, or director of any Obligor in any Record furnished in compliance with this Agreement or any other Loan Document or otherwise furnished in connection with the transactions contemplated by this Agreement or any other Loan Document; or

     8.13 If the obligation of any Guarantor under its guaranty under any Loan Document is limited or terminated by operation of law or by such Guarantor thereunder.

9.   THE LENDER GROUP'S RIGHTS AND REMEDIES.

     9.1 RIGHTS AND REMEDIES.

          Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrowers:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Collateral Agent's Liens in the Collateral and without affecting the Obligations;

               (d) Without notice to or demand upon any Obligor, make such payments and do such acts as Agent considers necessary or reasonable to protect the Collateral Agent's Liens in and to the Collateral;

               (e) Hold, as cash collateral, any and all balances and deposits of Borrowers held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

               (f) Exercise any and all other rights and remedies available to it at law or in equity or pursuant to any other Loan Documents.

      9.2 REMEDIES CUMULATIVE.

          The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.   TAXES AND EXPENSES.

          If any Obligor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its discretion and without prior notice to the Obligors, may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.9 and take any action with respect to such policies as Agent deems prudent. In connection with the foregoing, Agent shall endeavor in good faith promptly to provide notice to Administrative Borrower of any fee, cost, or expense incurred by Agent pursuant to this Section
10. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.   WAIVERS; INDEMNIFICATION.

      11.1 DEMAND; PROTEST; ETC.

          Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which such Borrower may in any way be liable.

      11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL.

          Each Borrower hereby agrees that: (a) so long as Collateral Agent complies with its obligations, if any, under Section 9-207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the

Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Obligors.

     11.3 INDEMNIFICATION.

          Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in- fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein (including the indemnification of the Agent in respect of its indemnification of the Collateral Agent under the Collateral Agency and Intercreditor Agreement), and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, each such Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability for which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto.

12.   NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and shall be personally delivered or sent by overnight courier, electronic mail (at such email addresses as the parties may designate to each other in accordance herewith), or telefacsimile to the Administrative Borrower or the Agent, as the case may be, at its address set forth below:

If to Administrative

          Borrower or
          to an Obligor:           PHILIP SERVICES CORPORATION
                                   100 King Street West
                                   P.O. Box 2440, LCD#1
                                   Hamilton, Ontario L8N4J6
                                   Attn: Chief Financial Officer
                                   Fax No. 905.521.9452

          to Agent:                FOOTHILL CAPITAL CORPORATION
                                   11111 Santa Monica Boulevard
                                   Suite 1500
                                   Los Angeles, California  90025-3333
                                   Attn: Business Finance Division Manager
                                   Fax No. 310.478.9788

          with copies to:          BROBECK, PHLEGER & HARRISON LLP
                                   550 South Hope Street
                                   Los Angeles, California 90071
                                   Attn:  John Francis Hilson, Esq.
                                   Fax No. 213.745.3345

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this Section 12 shall be deemed to be received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND

FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL, OR OTHER PROPERTY MAY BE BROUGHT, AT THE REQUIRED LENDERS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE REQUIRED LENDERS ELECT TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL, OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.


          BORROWERS AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1 ASSIGNMENTS AND PARTICIPATIONS.

               (a) Administrative Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of each Lender as the registered owner of the Advances held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Borrowers shall treat the Person in whose name such Advance (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

               (b) In the event that any Lender sells participations in the Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

               (c) Any Lender may, with the written consent of Agent and, unless an Event of Default has occurred and is continuing, the written consent of Administrative Borrower, assign and delegate to one or more assignees (provided that no written consent of Agent or Administrative Borrower shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee relative to such Lender's Tranche A Commitment or such Lender's Obligations (exclusive of Tranche B Obligations)) (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrowers and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Administrative Borrower and Agent an Assignment and Acceptance; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (if such assignment relates to a Lender's Tranche A Commitments and Obligations (exclusive of Tranche B Obligations (including any fee, cost, or expense under the Loan Documents that is specifically identified to the Tranche B Facility)) or unreasonably withheld (if such assignment relates to a Lender's Tranche B Commitments or Tranche B Obligations (including any fee, cost, or expense under the Loan Documents that is specifically identified to the Tranche B Facility), and payment of any fees shall not be required, if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

               (d) From and after the date that Agent notifies the assignor Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been

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



assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee.

               (e) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligors or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender. Agent will prepare on the last Business Day of each month during which an assignment has become effective in accordance with this Section 14.1, a new Schedule C-1 giving effect to all such assignments effected during such month and will promptly provide Administrative Borrower and the Lenders with copies of the same.

               (f) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

               (g) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in

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



connection with any sale of any such participating interests by a Lender to an Eligible Transferee relative to such Lender's Tranche A Commitment or such Lender's Obligations (exclusive of Tranche B Obligations)); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitment and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations,
(iii) Borrowers, Agent, and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

               (h) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to the Obligors or the Obligors' business.

               (i) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner

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



permitted under applicable law. No such assignment or pledge shall release the assigning or pledging Lender from its obligations hereunder.

               (j) Any other provisions of this Section 14.1 to the contrary notwithstanding, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require any Borrower or Guarantor to file a registration statement with the SEC or to file any registration statements or other forms under any state "Blue Sky" laws.

     14.2 SUCCESSORS.

          This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Obligor may assign this Agreement or any rights or duties hereunder without the prior written consent of Agent and all Lenders and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Agent and the Lenders shall release any Borrower or any other Obligor from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Borrower or any other Obligor is required in connection with any such assignment.

15.  AMENDMENTS; WAIVERS.

     15.1 AMENDMENTS AND WAIVERS.

          No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that Administrative Borrower and Agent can agree to changes to Schedules RPC-1 (to add Real Property or to subtract Real Property in connection with Permitted Dispositions) 2.8, 5.7, 5.8, 5.13, 5.16, 5.19 (to add Real Property or to subtract Real Property in connection with Permitted Dispositions) 5.22, and 6.11 without the consent of the other Borrowers or the Lenders; provided further, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders affected thereby and Administrative Borrower (on behalf of all Borrowers) and acknowledged by Agent, do any of the following:

               (a) increase or extend the Commitment of any Lender;

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

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



               (c) reduce the principal of, or the rate of interest specified herein on any Advance, or any fees or other amounts payable hereunder or under any other Loan Document (except the waiver of additional interest or additional Letter of Credit fees to thereafter be accrued under Section 2.7(c) in connection with the waiver by the Required Lenders of the Event of Default giving rise to the entitlement to such additional interest, but not with respect to any such additional interest or additional Letter of Credit fees accrued prior to such waiver);

               (d) change the percentage of the Commitments or the percentage of the Obligations outstanding, as the case may be, that is required for the Lenders or any of them to take any action hereunder;

               (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

               (f) authorize the release of Collateral other than as permitted by Section 16.12;

               (g) change the definition of "Required Lenders," "Pro Rata Share," "Collections," "Maximum Facility Amount," "Maximum Tranche A Amount," "Maximum Tranche B Amount," "Total Commitment," "Tranche A Advance Availability," "Tranche A Commitment," "Tranche A Usage," "Tranche B Availability," "Tranche B Commitment," or "Tranche B Usage";

               (h) subordinate any Collateral Agent's Liens held for the benefit of the Lender Group;

               (i) except in connection with a Permitted Disposition involving the Stock of a Borrower or a Guarantor, release any Borrower or any Guarantor from any Obligation for the payment of money;

               (j) amend any of the provisions of Section 7.8 or Section 16, or

               (k) amend the definition of "Borrowing Base," "Eligible Accounts," "Eligible Domestic Accounts," "Eligible Unbilled Account," "Eligible Canadian Accounts," "Dilution," or "Dilution Reserve," in each case, in a manner that increases the amount of credit available hereunder, or

               (l) amend (i) Section 2.1(a) or 2.1(c) in a manner that increases the obligations of the Tranche A Lenders, (ii) Section 2.1(b) in a manner that impairs the ability of Agent to impose reserves, (iii) Section 2.2(a) in a manner that increases the obligations of the Tranche A Lenders, (iv) Section 2.3(a), 2.3(b), or 2.3(c) in a manner that increases the obligations of the Tranche B Lenders, (v) Section 2.4(b), 2.4(e), 2.4(i), or 2.5(b), or (vi) the last sentence of Section 7.17.

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



and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

     15.2 NO WAIVERS; CUMULATIVE REMEDIES.

          No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrowers and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

16.  AGENT; THE LENDER GROUP.

     16.1 APPOINTMENT AND AUTHORIZATION OF AGENT.

          Each Lender hereby designates and appoints Foothill as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 are solely for the benefit of Agent and the Lenders, and Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section 16.11 hereof also shall be for the benefit of Borrowers. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with each other or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representatives of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole

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



discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to the Obligors, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

    16.2 DELEGATION OF DUTIES.

          Except as otherwise provided in this section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneysinfact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorneyinfact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

    16.3 LIABILITY OF AGENT.

          None of the AgentRelated Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations

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



hereunder or thereunder. No AgentRelated Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of the Obligors or the books or records or properties of any of the Subsidiaries or Affiliates of any Obligor.

    16.4 RELIANCE BY AGENT.

          Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

    16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT.

          Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

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16.6  CREDIT DECISION.

          Each Lender acknowledges that none of the AgentRelated Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the AgentRelated Persons.

16.7  COSTS AND EXPENSES; INDEMNIFICATION.

          Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, any and all charges, commissions, fees, and costs in connection with the issuance of letters of credit that are the subject of an L/C Undertaking (including such expenses and fees in excess of the limitations set forth in Section 2.2(e) hereof), whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Documents or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be

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obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata
Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the AgentRelated Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any AgentRelated Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or outofpocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

    16.8  AGENT IN INDIVIDUAL CAPACITY.

          Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

    16.9  SUCCESSOR AGENT.

          Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders, after consultation with Administrative Borrower, shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Administrative Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of

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applicable law, the Required Lenders may agree in writing, after consultation with Administrative Borrower, to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

    16.10 LENDER IN INDIVIDUAL CAPACITY.

          Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

    16.11 WITHHOLDING TAXES.

          (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and
Borrowers:

               (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning

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



          of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrowers;

               (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrowers;

               (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrowers;

               (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

          (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this

Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

          (e) All payments made by the Borrowers hereunder or under any note will be made without setoff, counterclaim or other defense, except as required by applicable law other than for Taxes (as discussed below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than one of or in the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender or (ii) to the extent that such tax results from the granting of a participation in, or other transfer of all or part of, the Obligations of Borrowers, or a change in the circumstances of the Lender, including without limitation, a change in the residence, place of incorporation, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that the Borrowers shall not be required to increase any such amounts payable to the Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this
Section 16.11, or (ii) if the increase in such amount payable results from the Agent's or Lender's own willful misconduct or gross negligence. The Borrowers will furnish to the Administrative Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrowers.

    16.12 COLLATERAL MATTERS.

          (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to authorize Collateral Agent to release any Collateral Agent's Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Obligors owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to an Obligor under a lease that has expired or is terminated in a transaction permitted under this

Agreement. Except as provided above, Agent will not execute and deliver an authorization of a release of any Collateral Agent's Lien on any Collateral without the prior written authorization of (y) if the release is of all or any substantial portion of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrowers at any time, the Lenders will confirm in writing Agent's authority to authorize the release any such Collateral Agent's Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such authorization to release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the authorization to release such Collateral Agent's Lien without recourse, representation, or warranty, and
(2) such authorization or Collateral Agent's release shall not in any manner discharge, affect, or impair the Obligations or any Collateral Agent's Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by the Obligors, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligors or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

    16.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

          (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

          (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement or the relevant Fee Split Letter, as applicable, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

    16.4  AGENCY FOR PERFECTION.

          Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Collateral Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     16.5  PAYMENTS BY AGENT TO THE LENDERS.

          All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on Advances or otherwise.

     16.16  CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS.

          Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

    16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION.

          By signing this Agreement, each Lender:

               (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

               (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon the Books, as well as on representations of the Obligors' personnel;

               (d) agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrowers of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof from Borrowers; (y) To the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information specified by such Lender, and, upon receipt thereof from Borrowers, Agent promptly shall provide a copy of same to such Lender; and (z) Any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

    16.18  SEVERAL OBLIGATIONS; NO LIABILITY.

          Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrowers or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

17. GENERAL PROVISIONS.

    17.1 EFFECTIVENESS.

          This Agreement shall be binding and deemed effective when executed by Borrowers and each member of the Lender Group whose signature is provided for on the signature pages hereof. Provided, however, that notwithstanding that this Agreement is expressed to be dated as of March 31, 2000, it is agreed that this Agreement shall be delivered on and take effect as and from the Closing Date.

    17.2 SECTION HEADINGS.

          Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

    17.3 INTERPRETATION.

          Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

    17.4 SEVERABILITY OF PROVISIONS.

          Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

    17.5 AMENDMENTS IN WRITING.

          This Agreement only can be amended by a writing signed by Agent, on behalf of the Lenders, and Borrowers.

    17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION.

          This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

    17.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS.

          If the incurrence or payment of the Obligations by Borrowers or any Guarantor or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers and the Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

    17.8  INTEGRATION.

          This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

    17.9  PARENT AS AGENT FOR BORROWERS.

          Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant

Agent-Related Person or Lender-Related Person under this Section 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.


    17.10 BROKERAGE FEES - LENDER GROUP.

          No member of the Lender Group has utilized the services of any broker or finder in connection with the financing provided by the Lender Group under this Agreement and no brokerage commission or finders fee is payable in connection herewith.

                                   [Signature pages to follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


PHILIP SERVICES CORPORATION,a
Delaware corporation

By:
    --------------------------------------
Title:
      ------------------------------------

By:
    --------------------------------------
Title:
      ------------------------------------


GEORGIA RECOVERY SYSTEMS,
a Georgia partnership

By:
    --------------------------------------
Title:  Corporate Secretary of Allwaste
Recovery Systems, Inc., general partner

GRS/LAKE CHARLES, LTD.,
a Louisiana limited partnership

By:
    --------------------------------------
Title:  Corporate Secretary of Allwaste
Recovery Systems, Inc., general partner


RESI ACQUISITION (DELAWARE)              ENVIRONMENTAL MANAGEMENT COMPANY, a
CORPORATION,a Delaware corporation,      Florida corporation

21ST CENTURY ENVIRONMENTAL               CHEMICAL POLLUTION CONTROL, INC. OF
MANAGEMENT, INC. OF NEVADA,a             NEW YORK-A 21ST CENTURY
Nevada corporation                       ENVIRONMENTAL MANAGEMENT
                                         COMPANY, a New York corporation
21ST CENTURY ENVIRONMENTAL
MANAGEMENT, INC. OF RHODE                CHEMICAL RECLAMATION SERVICES, INC.,a
ISLAND,a Rhode Island corporation        Texas corporation

ACE/ALLWASTE ENVIRONMENTAL               COUSINS WASTE CONTROL
SERVICES OF INDIANA, INC.,an Illinois    CORPORATION,an Ohio corporation
corporation
                                         CYANOKEM INC.,a Michigan corporation
ADVANCED ENVIRONMENTAL
SYSTEMS, INC.                            DEEP CLEAN, INC.,a Michigan corporation
a New York corporation
                                         DELTA MAINTENANCE, INC.,
ALL SAFETY AND SUPPLY, INC.,a Texas      a Louisiana corporation
corporation
                                         HARTNEY CORPORATION,a Nevada
ALLWASTE TANK CLEANING, INC.,a           corporation
Georgia corporation
                                         INDUSTRIAL SERVICES TECHNOLOGIES,
ALLWASTE RECOVERY SYSTEMS, INC.,a        INC.,a Colorado corporation
Georgia corporation
                                         IST HOLDING CORP.,
ALLWORTH, INC.,an Alabama corporation    a Colorado corporation

ALRC, INC.,a Delaware corporation        JESCO INDUSTRIAL SERVICE, INC.,a
                                         Kentucky corporation
APLC, INC.,a Delaware corporation
                                         LUNTZ ACQUISITION (DELAWARE)
PHILIP SERVICES/BIRMINGHAM,              CORPORATION,a Delaware corporation
INC.,an Alabama corporation
                                         LUNTZ CORPORATION,a Delaware
BURLINGTON ENVIRONMENTAL                 corporation
INC.,a Delaware corporation
                                         NORTHLAND ENVIRONMENTAL, INC.,a
BURLINGTON ENVIRONMENTAL INC.,a          Delaware corporation
Washington corporation
                                         NORTRU, INC.,a Michigan corporation
CAPPCO TUBULAR PRODUCTS USA, INC.,a
Georgia corporation                      ONEIDA ASBESTOS ABATEMENT INC.,
                                         a Delaware corporation
CHEM-FAB, INC.,a Texas corporation
                                         ONEIDA ASBESTOS REMOVAL, INC.,
CHEM-FREIGHT, INC.,an Ohio corporation   a New York corporation

CHEMICAL POLLUTION CONTROL, INC. OF      PHILIP AUTOMOTIVE, LTD.,a Pennsylvania
FLORIDA-A 21ST CENTURY                   corporation



                 By:
                    ------------------------------------------------------------
                    Colin Soule    Corporate Secretary of the above corporations


PHILIP CHEMI-SOLV, INC., a Texas         PHILIP METALS RECOVERY (USA) INC., an
corporation                              Arizona corporation

PHILIP CORROSION SERVICES, INC., a       PHILIP OIL RECYCLING, INC., a North
Nevada corporation                       Dakota corporation

PHILIP ENVIRONMENTAL SERVICES            PHILIP PLANT SERVICES, INC., a Delaware
CORPORATION, a Missouri corporation      corporation

PHILIP ENVIRONMENTAL SERVICES, INC.,     PHILIP RECLAMATION SERVICES, HOUSTON,
a Delaware corporation                   INC., a Texas corporation

PHILIP ENVIRONMENTAL (WASHINGTON)        PHILIP REFRACTORY SERVICES, INC.,
INC., a Washington corporation           a Nevada corporation

PHILIP HYDRO-ENGINEERING &               PHILIP SCAFFOLD CORPORATION, a
SERVICE, INC., a Texas                   Colorado corporation
corporation
                                         PHILIP/SECO INDUSTRIES, INC., a
PHILIP INDUSTRIAL SERVICES (USA), INC.,  Louisiana corporation a Delaware corporation
                                         PHILIP SERVICES (PENNSYLVANIA), INC., a
PHILIP INDUSTRIAL SERVICES GROUP, INC.,  Pennsylvania corporation a Delaware corporation
                                         PHILIP SERVICES/ATLANTA, INC., a
PHILIP INDUSTRIAL SERVICES OF TEXAS,     Georgia corporation
INC., a Texas corporation
                                         PHILIP SERVICES CECATUR INC.,
PHILIP/J.D. MEAGHER, INC., a             a Delaware corporation
Massachusetts corporation
                                         PHILIP SERVICES CECATUR HOLDINGS LLC,
PHILIP MECHANICAL SERVICES OF            a Delaware limited liability company
LOUISIANA, INC., a Louisiana corporation
                                         PHILIP SERVICES HAWAII, LTD., a Hawaii
PHILIP METALS (NEW YORK), INC., a New    corporation
York corporation
                                         PHILIP SERVICES (INTERNATIONAL),
PHILIP METALS (USA), INC., an Ohio       INC.,
corporation                              a Delaware corporation

PHILIP METALS, INC., an Ohio             PHILIP SERVICES/LOUISIANA, INC., a
corporation                              Louisiana corporation

                                         PHILIP SERVICES/MISSOURI, INC., a
                                         Delaware corporation

                                         PHILIP SERVICES/MOBILE, INC., an
                                         Alabama corporation

                                         PHILIP SERVICES/NORTH ATLANTIC, INC.,
                                         a Delaware corporation


                 By:
                    ------------------------------------------------------------
                    Colin Soule    Corporate Secretary of the above corporations


PHILIP SERVICES/NORTH CENTRAL, INC.,     corporation
an Iowa corporation
                                         REPUBLIC ENVIRONMENTAL RECYCLING
PHILIP SERVICES/OHIO, INC., an Ohio      (NEW JERSEY), INC., a New Jersey
corporation                              corporation

PHILIP SERVICES/OKLAHOMA, INC., a        REPUBLIC ENVIRONMENTAL SYSTEMS
Oklahoma corporation                     (TRANSPORTATION GROUP), INC., a
                                         Pennsylvania corporation
PHILIP SERVICES PHENCORP
INTERNATIONAL INC., a Delaware           REPUBLIC ENVIRONMENTAL SYSTEMS
corporation                              (TECHNICAL SERVICES GROUP), INC., a
                                         New Jersey corporation
PHILIP SERVICES (PHENCORP) LLC, a
Delaware limited liability company       RESOURCE RECOVERY CORPORATION, a
                                         Washington corporation
PHILIP SERVICES/SOUTH CENTRAL, INC.,
a Colorado corporation                   RHO-CHEM CORPORATION,a California
                                         corporation
PHILIP SERVICES/SOUTHWEST, INC., an
Arizona corporation                      RMF GLOBAL, INC., an Ohio corporation

PHILIP ST, INC., a Texas corporation     RMF INDUSTRIAL CONTRACTING, INC., a
                                         Michigan corporation
PHILIP ST PIPING, INC.,a Texas
corporation                              SERV-TECH EPC, INC., a Nevada
                                         corporation
PHILIP TECHNICAL SERVICES, INC., a
Texas corporation                        SERV-TECH INTERNATIONAL SALES,
                                         INC., U.S. Virgin Islands corporation
PHILIP TRANSPORTATION AND
REMEDIATION, INC., a California          SERV-TECH SERVICES, INC., a Texas
corporation                              corporation

PHILIP WEST INDUSTRIAL SERVICES, INC.,   SOLVENT RECOVERY CORPORATION, a
a California corporation                 Missouri corporation

PHILIP/WHITING, INC., a Delaware         TERMINAL TECHNOLOGIES, INC., a Texas
corporation                              corporation

PIPING COMPANIES, INC., an Oklahoma      THERMALKEM, INC., a Delaware
corporation                              corporation

PIPING HOLDINGS CORP.,                   TOTAL REFRACTORY SYSTEM, INC., a
an Oklahoma corporation                  Nevada corporation

PIPING MECHANICAL CORPORATION, a         UNITED INDUSTRIAL MATERIALS, INC., a
Colorado corporation                     Nevada corporation

PSC ENTERPRISES, INC., a Delaware
corporation

REPUBLIC ENVIRONMENTAL SYSTEMS
(PENNSYLVANIA), INC., a Pennsylvania



                 By:
                    ------------------------------------------------------------
                    Colin Soule    Corporate Secretary of the above corporations

                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation, as Agent and a Lender


                                        By:
                                           -------------------------------------
                                        Title:

                                        ABLECO FINANCE LLC,
                                        a Delaware limited liability company,
                                        as a Lender


                                        By:
                                           -------------------------------------
                                        Title:

                                        MADELEINE LLC,
                                        as a Lender


                                        By:
                                           -------------------------------------
                                        Title:

                                        FOOTHILL PARTNERS III, L.P.,
                                        a Delaware limited partnership,
                                        as a Lender


                                        By:
                                           -------------------------------------
                                        Its Managing General Partner

                                        FOOTHILL INCOME TRUST, L.P.,
                                        a Delaware limited partnership,
                                        as a Lender
                                        By:  FIT GP, LLC, its general partner


                                        By:
                                           -------------------------------------
                                        Its Managing Member


                 By:
                    ------------------------------------------------------------
                    Colin Soule    Corporate Secretary of the above corporations

                                        ARNOS CORPORATION,
                                        a Nevada corporation, as a Lender


                                        By:
                                           -------------------------------------
                                        Title:

                                  SCHEDULE C-1
                                   COMMITMENTS


          LENDER                    TRANCHE A                 TRANCHE B                 TOTAL COMMITMENT
                                    COMMITMENT                COMMITMENT
          ------                    ----------                ----------                ----------------

Foothill Capital                   $35,000,000                   -0-                       $35,000,000
Corporation

ABLECO FINANCE LLC                     -0-                   $12,500,000                   $12,500,000

MADELEINE LLC                      $32,500,000                   -0-                       $32,500,000

FOOTHILL PARTNERS III,             $16,250,000               $6,250,000                    $22,500,000
L.P.

FOOTHILL INCOME                    $16,250,000               $6,250,000                    $22,500,000
TRUST, L.P.

ARNOS CORPORATION                      -0-                   $50,000,000                   $50,000,000
                                  ------------               -----------                  ------------
ALL LENDERS                       $100,000,000               $75,000,000                  $175,000,000
                                  ============               ===========                  ============
